                                 EXHIBIT INDEX

Exhibit Number          Description

      2 Agreement and Plan of Combination, dated as of June 22, 1997, by and among North American Mortgage Company, Dime Bancorp, Inc. and The Dime Savings Bank of New York, FSB, including all exhibits but excluding schedules. The omitted schedules will be furnished supplementally upon request to the Securities and Exchange Commission.

================================================================================

                       AGREEMENT AND PLAN OF COMBINATION

                           DATED AS OF JUNE 22, 1997

                                  BY AND AMONG

                        NORTH AMERICAN MORTGAGE COMPANY

                               DIME BANCORP, INC.

                                      AND

                     THE DIME SAVINGS BANK OF NEW YORK, FSB

================================================================================

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
RECITALS..............................................................................    1
ARTICLE I
Certain Definitions; Interpretation...................................................    1
  1.01  Certain Definitions...........................................................    1
  1.02  Interpretation................................................................    6

ARTICLE II
The Business Combination..............................................................    6
  2.01  The Combination...............................................................    6
  2.02  Right to Direct Company Assets and Company Liabilities........................    7
  2.03  Reservation of Right to Revise Structure......................................    7
  2.04  Effective Time................................................................    7

ARTICLE III
Consideration.........................................................................    7
  3.01  Consideration.................................................................    7
  3.02  Anti-Dilution Provisions......................................................    7
  3.03  Liquidation of the Company....................................................    8
  3.04  Options.......................................................................    8
ARTICLE IV
Actions Pending the Combination.......................................................    9
  4.01  Forebearances of the Company..................................................    9
  4.02  Forebearances of the Acquiror.................................................   11
  4.03  Coordination of Dividends.....................................................   11

ARTICLE V
Representations and Warranties........................................................   12
  5.01  Disclosure Schedules..........................................................   12
  5.02  Standard......................................................................   12
  5.03  Representations and Warranties of the Company.................................   12
  5.04  Representations and Warranties of the Acquiror................................   23

ARTICLE VI
Covenants.............................................................................   27
  6.01  Reasonable Best Efforts.......................................................   27
  6.02  Stockholder Approvals.........................................................   27
  6.03  Registration Statement........................................................   27
  6.04  Press Releases................................................................   28
  6.05  Access; Information...........................................................   28
  6.06  Acquisition Proposals.........................................................   28
  6.07  Affiliate Agreements..........................................................   29
  6.08  Takeover Laws.................................................................   29
  6.09  No Rights Triggered...........................................................   29
  6.10  Rights Agreement..............................................................   29
  6.11  NYSE Listing..................................................................   29
  6.12  Regulatory Applications.......................................................   30
  6.13  Indemnification...............................................................   30
  6.14  Benefit Plans.................................................................   31
  6.15  Accountants' Letters..........................................................   32

                                                                                        PAGE
                                                                                        ----
  6.16  Notification of Certain Matters...............................................   32
  6.17  Certain Policies of the Company...............................................   32
  6.18  Employee Benefits.............................................................   32
  6.19  Certain Payments at Effective Time............................................   33
  6.20  Certain Employee Agreements...................................................   33

ARTICLE VII
Conditions to Consummation of the Combination.........................................   33
  7.01  Conditions to Each Party's Obligation to Effect the Combination...............   33
  7.02  Conditions to Obligation of the Company.......................................   34
  7.03  Conditions to Obligation of the Acquiror......................................   34

ARTICLE VIII
Termination...........................................................................   35
  8.01  Termination...................................................................   35
  8.02  Effect of Termination and Abandonment.........................................   36
  8.03  Termination Fee...............................................................   36

ARTICLE IX
Miscellaneous.........................................................................   38
  9.01  Survival......................................................................   38
  9.02  Waiver; Amendment.............................................................   38
  9.03  Counterparts..................................................................   38
  9.04  Governing Law.................................................................   38
  9.05  Expenses......................................................................   38
  9.06  Notices.......................................................................   38
  9.07  Entire Understanding; No Third Party Beneficiaries............................   39
EXHIBIT A Form of Plan of Merger
EXHIBIT B Form of Amendment to Company Rights Agreement
EXHIBIT C Form of Company Affiliate Letter

     AGREEMENT AND PLAN OF COMBINATION, dated as of June 22, 1997 (this "Agreement"), by and among North American Mortgage Company (the "Company"), Dime Bancorp, Inc., (the "Acquiror"), and The Dime Savings Bank of New York, FSB (the "Bank").

                                    RECITALS

     A. The Company. The Company is a Delaware corporation, having its principal place of business in Santa Rosa, California.

     B. The Acquiror. The Acquiror is a Delaware corporation, having its principal place of business in New York, New York.

     C. The Bank. The Bank is a federal savings bank and a wholly owned subsidiary of the Acquiror, having its principal place of business in New York, New York.

     D. Intentions of the Parties. It is the intention of the parties to this Agreement that the business combination contemplated hereby (i) be treated as a "reorganization" under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) include the right of the Bank to acquire the assets and assume the liabilities of the Company and to assign such right to any corporation that the Bank controls.

     E. Board Action. The respective Boards of Directors of each of Acquiror, the Bank and the Company have determined that it is in the best interests of their respective companies and their stockholders to consummate the business combination transaction provided for in this Agreement.

     NOW, THEREFORE, in consideration of the premises, and of the mutual covenants, representations, warranties and agreements contained herein, the parties agree as follows:

                                   ARTICLE I

                      CERTAIN DEFINITIONS; INTERPRETATION

     1.01 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

          "Acquiror" has the meaning set forth in the preamble to this Agreement.

          "Acquiror Certificate" means the Amended and Restated Certificate of Incorporation of the Acquiror.

          "Acquiror Common Stock" means the common stock, par value $0.01 per share, of the Acquiror.

          "Acquiror Person" has the meaning set forth in Section 8.03(b).

          "Acquiror Preferred Stock" means the preferred stock, par value $1.00 per share, of the Acquiror.

          "Acquiror Rights" means the rights to purchase Acquiror Stock outstanding from time to time pursuant to the Acquiror Rights Agreement.

          "Acquiror Rights Agreement" means the Stockholders Protection Rights Agreement, dated as of October 20, 1995, between the Acquiror and the First National Bank of Boston, as Rights Agent.

          "Acquiror Stock" means, collectively, the Acquiror Common Stock and the Acquiror Preferred Stock.

          "Acquiror's SEC Documents" has the meaning set forth in Section
     5.04(g).

          "Acquisition Transaction" means (i) a merger or consolidation, or any similar transaction, involving the Company or any subsidiary of it (other than mergers, consolidations or similar transactions involving solely the Company and/or one or more wholly-owned subsidiaries of the Company; provided that any such transaction is not entered into in violation of the terms of this Agreement), (ii) a purchase, lease or other acquisition of all or any substantial part of the assets or deposits of the Company or any subsidiary of it, or (iii) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 15% or more of the voting power of the Company or any subsidiary of it.

          "Agency" means the HUD, FHA, VA, FNMA, FHLMC, GNMA or a State Agency, as applicable.

          "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02. As contemplated by Section 2.02, if the Plan of Merger is entered into, all references to this Agreement shall include the Plan of Merger.

          "Average Closing Price" means the average of the daily last sale prices of Acquiror Common Stock as reported on the NYSE Composite Transactions Reporting System (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source) for the ten consecutive NYSE full trading days (in which such shares are traded on the NYSE) ending at the close of trading on the Determination Date.

          "Assigned Sub" has the meaning set forth in Section 2.02.

          "Bank" has the meaning set forth in the preamble to this Agreement.

          "Code" has the meaning set forth in Recital D.

          "Combination" has the meaning set forth in Section 2.01.

          "Company" has the meaning set forth in the preamble to this Agreement.

          "Company Affiliate" has the meaning set forth in Section 6.07.

          "Company Board" means the Board of Directors of the Company.

          "Company By-Laws" means the Amended and Restated By-laws of the Company.

          "Company Certificate" means the Amended and Restated Certificate of Incorporation of the Company.

          "Company Common Stock" means the common stock, par value $0.01 per share, of the Company.

          "Company Convertible Preferred Stock" means the $0.20 Series A Convertible Preferred Stock of the Company.

          "Company Meeting" has the meaning set forth in Section 6.02.

          "Company Preferred Stock" means the preferred stock, par value $0.01 per share, of the Company.

          "Company Rights" means the rights to purchase Company Stock outstanding from time to time pursuant to the Company Rights Agreement.

          "Company Rights Agreement" means the Shareholder Rights Agreement, dated as of October 19, 1992, between the Company and The Bank of New York, as Rights Agent.

          "Company Stock" means, collectively, the Company Common Stock and the Company Preferred Stock.

          "Company Stock Option" means each outstanding option to purchase shares of Company Common Stock.

          "Company's SEC Documents" has the meaning set forth in Section
     5.03(g).

          "Compensation and Benefit Plans" has, with respect to any person, the meaning set forth in Section 5.03(l).

          "Consideration" has the meaning set forth in Section 3.01.

          "Contract" means, with respect to any person, any agreement, indenture, undertaking, debt instrument, contract, lease or other commitment to which such person or any of its Subsidiaries is a party or by which any of them is bound or to which any of their properties is subject.

          "Costs" has the meaning set forth in Section 6.13(a).

          "Determination Date" means the date of receipt of all OTS approvals necessary to consummate the Combination.

          "DGCL" means the General Corporation Law of the State of Delaware.

          "Disclosure Schedule" has the meaning set forth in Section 5.01.

          "DOL" means the United States Department of Labor.

          "Effective Date" means the date on which the Effective Time occurs.

          "Effective Time" means the date and time at which the Combination becomes effective or, if the Plan of Merger is entered into, the effective time of the Merger, as set forth in the Plan of Merger.

          "Environmental Laws" means any federal, state or local law, regulation, order, decree, permit, authorization, common law or agency requirement with force of law relating to: (a) the protection or restoration of the environment, health or safety (in each case as relating to the environment) or natural resources; or (b) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" has, with respect to any person, the meaning set forth in Section 5.03(l).

          "ERISA Affiliate Plan" has the meaning set forth in Section 5.03(l).

          "ERISA Affiliate Plan" has the meaning set forth in Section 5.03(l).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          "FDIC" means the Federal Deposit Insurance Corporation.

          "Fee" has the meaning set forth in Section 8.03(a).

          "Fee Termination Event" has the meaning set forth in Section 8.03(a).

          "Fee Trigger Event" has the meaning set forth in Section 8.03(c).

          "FHA" means the Federal Housing Administration.

          "FHLMC" means the Federal Home Loan Mortgage Corporation.

          "FHMA" means the Farmers' Home Mortgage Administration.

          "FNMA" means the Federal National Mortgage Association.

          "GNMA" means the Government National Mortgage Association.

          "Governmental Authority" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

          "Hazardous Substance" means any substance in any concentration that is: (a) listed, classified or regulated pursuant to any Environmental Law;
     (b) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (c) any other substance which is or may be the subject of regulatory action by any Governmental Authority pursuant to any Environmental Law.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

          "HUD" means the United States Department of Housing and Urban Development.

          "Indemnified Party" has the meaning set forth in Section 6.13(a).

          "Index Group" means the group of the eighteen (18) companies listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, an announcement of a proposal for the acquisition or sale of such company. In the event that the common stock of any such company ceases to be publicly traded or any such announcement is made with respect to any such company, such company will be removed from the Index Group, and the weights (which have been determined based on market capitalization) redistributed proportionately for purposes of determining the Index Price. The eighteen (18) companies and the weights attributed to them are as follows:

                                COMPANY                           WEIGHTING     TICKER
        --------------------------------------------------------  ---------     ------
        Ahmanson & Company (H.F.)...............................     14.0       AHM
        Astoria Financial Corporation...........................      2.8       ASFC
        Bank United Corp........................................      3.5       BNKU
        Commercial Federal Corporation..........................      2.4       CFB
        Charter One Financial...................................      7.1       COFI
        Coast Savings Financial.................................      2.7       CSA
        Downey Financial Corp...................................      1.8       DSL
        Golden West Financial...................................     12.5       GDW
        Glendale Federal Bank FSB...............................      4.2       GLN
        GreenPoint Financial Corp...............................      9.2       GPT
        Long Island Bancorp Inc.................................      2.6       LISB
        New York Bancorp Inc....................................      2.7       NYB
        Peoples Heritage Finl Group.............................      3.0       PHBK
        Roslyn Bancorp Inc......................................      2.5       RSLN
        St. Paul Bancorp Inc....................................      2.3       SPBC
        Sovereign Bancorp Inc...................................      3.0       SVRN
        Washington Mutual Inc...................................     21.0       WAMU
        Washington Federal Inc..................................      3.9       WFSL
                                                                    -----
                                                                    100.0%

          "Index Price" means, on a given date, the weighted average (weighted in accordance with the factors listed in the definition of "Index Group") of the closing prices on such date of the common stocks of the companies composing the Index Group.

          "Insurance Amount" has the meaning set forth in Section 6.13(b).

          "Insurer" means a person who insures or guarantees all or any portion of the risk of loss upon borrower default on any of the Loans, including, without limitation, the FHA, the VA and any private mortgage insurer, and providers of life, hazard, flood, disability, title or other insurance with respect to any of the Loans or the collateral therefor.

          "Investor" means (i) the FHLMC, the FNMA, the GNMA, or any other person, as the case may be, that owns any of the Loans or any portion of a Pool of Loans or holds beneficial title to the Loans or any portion of a Pool of Loans, but shall not mean the holder of mortgage-backed securities or mortgage pass-through securities except to the extent that the consent of such holder may be required in order for the Company or any of its Subsidiaries to continue to have servicing rights with respect to the Loans related thereto and (ii) any person who owns servicing rights for loans serviced or master serviced by the Company or any of its Subsidiaries pursuant to a Loan Servicing Agreement.

          "Investor Commitment" means any commitment of a person to purchase Loans from the Company or any of its Subsidiaries.

          "IRS" means the United States Internal Revenue Service.

          "Liens" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

          "Listed Termination" means a termination of this Agreement (i) by the Acquiror pursuant to Section 8.01(b) because of a knowing, intentional or grossly negligent breach by the Company, (ii) by the Acquiror pursuant to
     Section 8.01(e) or (iii) by the Company pursuant to Section 8.01(f), in each case, unless at the time of such termination (A) the Company is entitled to terminate this Agreement pursuant to Section 8.01(b) because of a knowing, intentional or grossly negligent breach by the Acquiror and (B) the Company shall have notified the Acquiror in writing of such breach.

          "Loan" has the meaning set forth in Section 5.03(t).

          "Loan Servicing Agreement" has the meaning set forth in Section
     5.03(t).

          "Material Adverse Effect" means, with respect to the Acquiror or the Company, any effect that (i) is material and adverse to the financial position, results of operations or business of the Acquiror and its Subsidiaries taken as a whole, or the Company and its Subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of either the Acquiror or the Company to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Combination and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to savings associations and their holding companies generally and (c) events or conditions generally adversely affecting the mortgage banking industry, including general changes in interest rates and other changes in general business or economic conditions.

          "Merger" has the meaning set forth in Section 2.02.

          "Multiemployer Plan" means, with respect to any person, a multiemployer plan within the meaning of Section 3(37) of ERISA.

          "NYSE" means the New York Stock Exchange, Inc.

          "OTS" means the Office of Thrift Supervision.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Pension Plan" has, with respect to any person, the meaning set forth in Section 5.03(l).

          "person" means any individual, bank, corporation, partnership, association, joint-stock company, business trust or unincorporated organization.

          "Plan of Merger" has the meaning set forth in Section 2.02.

          "Pool" means a pool of Loans originated, acquired or serviced by the Company or any of its Subsidiaries.

          "Preliminary Fee Trigger Event" has the meaning set forth in Section 8.03(b).

          "Previously Disclosed" means, with respect to the Company or the Acquiror, information set forth in such party's Disclosure Schedule.

          "Proxy Statement" has the meaning set forth in Section 6.03.

          "Registration Statement" has the meaning set forth in Section 6.03.

          "Representatives" means, with respect to any person, such person's directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors.

          "Rights" means, with respect to any person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.

          "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Securitization Instruments" has the meaning set forth in Section 5.03(t).

     "Securitization Servicer" has the meaning set forth in Section 5.03(t).

     "Securitization Transaction" has the meaning set forth in Section 5.03(t).

     "Serviced Loans" has the meaning set forth in Section 5.03(t).

     "Starting Date" means June 20, 1997.

     "Starting Price" shall mean $19.00.

     "State Agency" means any state agency with authority to regulate the business of the Company, determine the investment or servicing requirements with regard to loans originated, purchased or serviced by the Company, or otherwise participate in or promote mortgage lending.

     "Subsidiary" and "Significant Subsidiary" have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

     "Surviving Corporation" has the meaning set forth in Section 2.02.

     "Takeover Laws" has the meaning set forth in Section 5.03(n).

     "Taxes" means all taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

     "Tax Returns" has the meaning set forth in Section 5.03(q).

     "Treasury Stock" has the meaning set forth in Section 5.03(b).

     "Warehouse Loans" has the meaning set forth in Section 5.03(t).

     1.02 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require the Company, the Acquiror or any of their respective Subsidiaries or affiliates to take any action which would violate applicable law (whether statutory or common law), rule or regulation.

                                   ARTICLE II

                            THE BUSINESS COMBINATION

     2.01 The Combination. Subject to and upon the terms and conditions of this Agreement, at the Effective Time, the Company shall sell, transfer, convey, assign and deliver to the Bank all of the assets of the Company (the "Company Assets") and the Bank shall purchase, acquire and accept the Company Assets from the Company, and the Bank shall assume all the liabilities (the "Company Liabilities") of the Company.

Collectively, the purchase and assumption contemplated in the previous sentence is referred to as the "Combination."

     2.02 Right to Direct Company Assets and Company Liabilities. As contemplated in Recital D, the Bank may direct that the Company Assets be transferred to, and that the Company Liabilities (but not the obligation to pay the Consideration or any portion thereof or any liability for any breach of any representations and warranties or covenants arising under this Agreement) be assumed by, a corporation wholly owned and controlled by the Bank by directing that such corporation acquire the Company Assets and assume the Company Liabilities (any corporation that is the subject of such direction, "Assigned Sub"). The transactions contemplated hereby may, to the extent permitted by applicable law, be accomplished by way of the merger of the Company with and into Assigned Sub at the Effective Time (the "Merger"), with Assigned Sub the corporation surviving the Merger (sometimes referred to herein as the "Surviving Corporation"). Any such Merger shall be accomplished pursuant to a plan of merger in substantially the form of Exhibit A (the "Plan of Merger"). At and after the time Assigned Sub, the Acquiror and the Company enter into the Plan of Merger, all references herein to this "Agreement" shall include a reference to such Plan of Merger, and all references in this Agreement to the "Combination" shall be to the Combination as effected through the Merger.

     2.03 Reservation of Right to Revise Structure. At the Bank's election, the Combination may alternatively be structured so that (i) the Company is merged with and into Acquiror, the Bank, or any other direct or indirect wholly owned subsidiary of Acquiror (provided, that in such event the Company makes no representation as to whether any consents are required, or any agreements are adversely affected, thereby) or (ii) any direct or indirect wholly owned subsidiary of Acquiror is merged with and into the Company; provided, however, that no such change shall (a) alter or change the amount or kind of the Consideration or the treatment of the holders of Company Stock Options, (b) adversely affect the tax treatment of the Company's stockholders as a result of receiving the Consideration or prevent the parties from obtaining the opinions of Simpson Thacher & Bartlett or Sullivan & Cromwell referred to in Section 7.02(d) and 7.03(c), respectively, or (c) materially impede or delay consummation of the transactions contemplated by this Agreement. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

     2.04 Effective Time. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the parties shall cause the Combination to become effective on the date that is (i) the fifth business day (the "Initial Closing Date") to occur after the last of the conditions set forth in Sections 7.01, 7.02 or 7.03 shall have been satisfied or waived in accordance with the terms of this Agreement (or, at the election of the Acquiror, on the last business day of the month in which such day occurs; provided that, if the Acquiror shall make such election, it shall waive the condition set forth in
Section 7.03(a) as to other than an intentional, knowing or grossly negligent breach (so long as such condition is satisfied on the Initial Closing Date)).

                                  ARTICLE III

                                 CONSIDERATION

     3.01 Consideration. Subject to the terms and conditions of this Agreement, at the Effective Time, as consideration for the Company Assets, in addition to the assumption of the Company Liabilities, the Acquiror shall pay to the Company the number of shares of Acquiror Common Stock, together with the related Acquiror Rights, equal to the product of 1.37 (subject to possible adjustment as set forth in Sections 3.02 and 8.01(g), the "Exchange Ratio") and the number of shares of Company Common Stock, excluding Treasury Shares, issued and outstanding immediately prior to the Effective Time (the "Consideration"); provided that, if the Combination shall be effected by way of the Merger, the Consideration shall consist of the consideration provided for in, and shall be paid (to the holders of record of shares of Company Common Stock immediately prior to the Effective Time ) in the manner specified by, the Plan of Merger.

     3.02 Anti-Dilution Provisions. Should the Acquiror change (or establish a record date for changing) the number of shares of Acquiror Common Stock issued and outstanding prior to the Effective Date by way of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding Acquiror Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

     3.03 Liquidation of the Company. Following the acquisition of the Company Assets, unless the Combination shall be effected by way of the merger of the Company and a wholly owned, direct or indirect, subsidiary of the Acquiror, the Company shall promptly liquidate and dissolve, distributing to its stockholders the shares of Acquiror Common Stock received by it in the Combination.

     3.04 Options. (a) At the Effective Time, each Company Stock Option shall cease to represent a right to acquire shares of Company Common Stock and shall be converted automatically into an option to purchase shares of Acquiror Common Stock, and Acquiror shall assume each such Company Stock Option subject to the terms thereof; provided, however, that from and after the Effective Time, (i) the number of shares of Acquiror Common Stock purchasable upon exercise of such Company Stock Option shall be equal to the number of shares of Company Common Stock that were purchasable under such Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and rounding to the nearest whole share, and (ii) the per share exercise price under each such Company Stock Option shall be adjusted by dividing the per share exercise price of each such Company Stock Option by the Exchange Ratio, and rounding down to the nearest cent. The terms of each Company Stock Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction with respect to Acquiror Common Stock on or subsequent to the Effective Date. Notwithstanding the foregoing, each Company Stock Option which is intended to be an "incentive stock option" (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code. Accordingly, with respect to any incentive stock options, fractional shares shall be rounded down to the nearest whole number of shares and where necessary the per share exercise price shall be rounded down to the nearest cent.

     (b) In order to effectuate the adjustment of the Company Stock Options provided for in the proviso to Section 3.04(a), the Company represents and warrants to, and agrees with, the Acquiror that the Company (or as appropriate, the Company Board) shall take all action required to be taken such that (i) holders of Stock Options issued under the Company's Incentive Stock Option Plan will not receive the cash payment for such Stock Options as provided in the second sentence of Section 10 of such Plan (which shall be effected) either by resolving that this Agreement and the transactions contemplated hereby (including the Company Meeting and any Merger) do not constitute a "Change of Control" for purposes of such Section or by taking such other action with the prior consent of Acquiror, provided that such other action is taken prior to the date on which a "Change of Control" would otherwise occur in the absence of the Company Board resolution to the contrary) and (ii) under Section 11 of the Company's Incentive Stock Option Plan, at the Effective Time, all Company Stock Options shall be adjusted as provided in Section 3.04(a) (and shall not be canceled in exchange for payment as contemplated by clause (ii) of the first sentence of that Section). Notwithstanding any other provision in this Agreement, the Company shall be permitted to take such action or to cause such action to be taken as may be required for each Company Stock Option (x) to fully vest and become immediately exercisable at the Effective Time and (y) to remain exercisable after the Effective Time for the remaining term of such Company Stock Option, in both cases notwithstanding the action of the Company referred to in the first sentence of this Section 3.04(b).

     (c) At or prior to the Effective Time, the Company shall take all action necessary with respect to the Company's Incentive Stock Option Plan to permit the assumption of the then outstanding Company Stock Options by Acquiror pursuant to this Section. The Company shall take all action necessary, including obtaining any required consents from optionees, to provide that following the Effective Time no participant in the Company's Incentive Stock Option Plan or other plans, programs or arrangements of the Company or any of its Subsidiaries shall have any right thereunder to acquire equity securities of the Company, the Surviving Corporation or any subsidiary thereof and to permit Acquiror to assume the Company's Incentive Stock Option Plan. The Company shall further take all action necessary to amend the Company's Incentive Stock Option Plan to eliminate automatic grants or awards thereunder, if any, following the Effective Time. At the Effective Time, Acquiror shall assume the Company's Incentive Stock Option Plan; provided, that such assumption shall be only in respect of the assumed Company Stock Options and that Acquiror shall have no obligation with respect to any awards under the Company's Incentive Stock Option Plan other than the assumed Company Stock Options or to make any additional grants or awards under such assumed plan.

     (d) The Acquiror shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Acquiror Common Stock for delivery pursuant to the terms set forth in this Section 3.04. Subject to any applicable limitations under the Securities Act, Acquiror shall either (i) file a registration statement on Form S-8 (or any successor form), effective as of the Effective Time, with respect to the shares of Acquiror Common Stock issuable upon exercise of the Stock Options, or (ii) file any necessary amendments to the Company's previously filed registration statement(s) on Form S-8 in order that the Acquiror will be deemed a "successor registrant" thereunder, and, in either event the Acquiror shall use its reasonable best efforts to maintain the effectiveness of such registration statement(s) (and maintain the current status of the prospectus or prospectuses relating thereto) for so long as such options shall remain outstanding.

                                   ARTICLE IV

                        ACTIONS PENDING THE COMBINATION

     4.01 Forebearances of the Company. From the date hereof until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement or the Disclosure Schedule, without the prior written consent of the Acquiror, the Company will not, and will cause each of its Subsidiaries not to:

          (a) Ordinary Course. Conduct the business of the Company and its Subsidiaries other than in the ordinary and usual course or, to the extent consistent therewith, fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates.

          (b) Capital Stock. Other than pursuant to Rights Previously Disclosed and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Company Stock or any Rights, (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional shares of Company Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights. Without limiting the foregoing, the Company will not issue or agree to issue any shares of Company Stock or Rights under the Company's 1997 Amended Incentive Stock Option Plan or the Company's 1997 Amended Employee Stock Purchase Plan other than pursuant to Rights Previously Disclosed and outstanding on the date hereof.

          (c) Dividends, Etc. (i) Make, declare, pay or set aside for payment any dividend, other than (A) subject to Section 4.03 hereof, regular quarterly cash dividends on Company Common Stock in an amount not to exceed $0.06 per share paid with record and payment dates consistent with past practice and (B) dividends from wholly owned Subsidiaries to the Company or another wholly owned Subsidiary of the Company, as applicable (in each case having record and payment dates consistent with past practice), on or in respect of, or declare or make any distribution on any shares of its capital stock or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

          (d) Compensation; Employment Agreements; Etc. Enter into, amend, modify or renew any written employment, consulting, severance or similar agreements or arrangements with any directors, officers, employees of, or independent contractors with respect to, the Company or its Subsidiaries, or grant any salary, wage or other increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (ii) for other changes that are required by applicable law, or (iii) to satisfy Previously Disclosed obligations.

          (e) Benefit Plans. Enter into, establish, adopt, amend or modify any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any directors, officers, employees of, or independent contractors with respect to, the Company or its Subsidiaries, including taking any action that accelerates the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder, except, in each such case, (i) as may be required by applicable law or (ii) to satisfy Previously Disclosed obligations.

          (f) Dispositions. Except (i) pursuant to Previously Disclosed Investor Commitments existing on the date hereof or (ii) as otherwise Previously Disclosed, (A) sell, transfer, mortgage, lease, encumber or otherwise dispose of or discontinue any material portion of its assets, business or properties; (B) sell, assign or otherwise transfer any rights to service loans, other than servicing rights in respect of first mortgage loans held by the Company or one of its Subsidiaries in its warehouse of first mortgage loans originated by the Company or one of its Subsidiaries
     (x) on a retail basis or (y) on a wholesale basis where such wholesale loans are jumbo loans, adjustable rate mortgage loans, or other wholesale mortgage loans registered with private investors, in each case where such sales are in a manner consistent with past practice; or (C) except in the ordinary course of business and in a manner consistent with past practice, sell, transfer, lease or encumber any Loans.

          (g) Acquisitions. Except (i) (A) pursuant to Previously Disclosed contractual obligations existing on the date hereof, (B) the purchase or repurchase of mortgage loans and/or loan servicing rights, (C) shortterm investments for cash management purposes (including transactions that the Company may enter into to utilize escrow balances), (D) pursuant to bona fide hedging transactions, or (E) by way of foreclosures or otherwise in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice, or
     (ii) as Previously Disclosed, neither the Company nor any of its Subsidiaries will: (x) acquire any assets in any one transaction or a series of related transactions for consideration in excess of $250,000 or enter into any contract, agreement, commitment or arrangement with respect thereto; or (y) acquire any servicing right in a "bulk" transaction.

          (h) Governing Documents. Amend the Company Certificate, the Company By-laws or the certificate of incorporation or by-laws (or similar governing documents) of any of the Company's Subsidiaries.

          (i) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

          (j) Contracts. Except in the ordinary course of business consistent with past practice, enter into or terminate any material Contract or amend or modify in any material respect any of its existing material Contracts.

          (k) Claims. Settle any claim, action or proceeding, except for any claim, action or proceeding involving solely money damages in an amount, individually or in the aggregate, that is not material to the Company and its Subsidiaries, taken as a whole.

          (l) Adverse Actions. (i) Take any action reasonably likely to prevent or impede the Combination from qualifying as a reorganization within the meaning of Section 368 of the Code; or (ii) knowingly take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Combination set forth in
     Article VII not being satisfied or (C) a material breach of any provision of this Agreement; except, in each case, as may be required by applicable law.

          (m) Risk Management; Loan Policies. Except as required by applicable law or regulation, to comply with modifications of rules, regulations or requirements imposed by any Agency and except (after prior consultation with Acquiror) for changes required by the Company's or any of its subsidiaries' traditional conduits for the sale of non-conventional loans: (i) implement or adopt any material change in its interest rate risk management and hedging (which term includes buying futures and forward commitments from financial institutions) policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate risk; (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk against loans held in the Company's pipeline; or (iv) materially alter its methods or policies of underwriting, pricing, originating, warehousing, selling and servicing, or buying or selling rights to service loans.

          (n) Indebtedness. Incur any indebtedness for borrowed money other than: (i) indebtedness used to fund or purchase mortgage Loans in the ordinary course of business consistent with past practice; (ii) pursuant to its "Warehouse Line of Credit Facility" (i.e., the Second Amended and Restated Revolving Credit Agreement, dated as of January 23, 1996, with a group of banks headed by The First National Bank of Chicago); and (iii) indebtedness arising from repurchase agreements with FNMA, FHLMC and investment banks and other financial institutions in the ordinary course of business and consistent with past practice.

          (o) Offices. Open any new branch offices, or close any existing branch office for the retail origination of mortgage loans, except for closures where (i) the term of such lease expires in 1997 and the Company or its Subsidiary has not renewed such lease, (ii) the Company or its Subsidiary had previously planned to close such branch office or (iii) such closure is in the ordinary course of business and in a manner consistent with past practice (in the case of (i) and (ii), as Previously Disclosed).

          (p) Commitments. Agree or commit to do anything that would be precluded by clauses (a) through (o) without first obtaining the Acquiror's consent.

     4.02 Forebearances of the Acquiror. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of the Company, the Acquiror will not, and will cause each of its Subsidiaries not to:

          (a) Ordinary Course. Conduct the business of the Acquiror and its Subsidiaries other than in the ordinary and usual course; provided that this Section 4.02(a) shall in no way affect the ability of the Acquiror or its Subsidiaries to engage in any business, asset or deposit acquisition or disposition, or merger, consolidation or other business combination transaction.

          (b) Adverse Actions. (i) Take any action reasonably likely to prevent or impede the Combination from qualifying as a reorganization within the meaning of Section 368 of the Code; or (ii) knowingly take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Combination set forth in
     Article VII not being satisfied or (C) a material breach of any provision of this Agreement; except, in each case, as may be required by applicable law.

          (c) Dividends, Etc. Make, declare, pay or set aside for payment any dividend (other than, subject to Section 4.03 hereof, regular quarterly cash dividends on Acquiror Common Stock and dividends from Subsidiaries to the Acquiror or another Subsidiary of the Acquiror), on or in respect of, or declare or make any distribution on any shares of its capital stock.

          (d) Governing Documents. Amend the Acquiror Certificate or the by-laws of Acquiror in a manner that would be materially adverse to the holders of Acquiror Common Stock.

          (e) Commitments. Agree or commit to do anything that would be precluded by clauses (a) through (d) without first obtaining the Company's consent.

     4.03. Coordination of Dividends. Each of the Company and Acquiror shall coordinate with the other regarding the declaration and payment of any dividends in respect of the Company Common Stock and Acquiror Common Stock and the record dates and the payment dates relating thereto, it being the intention of the Company and Acquiror that holders of Company Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Company Common Stock and/or any shares of Acquiror Common Stock that any such holder receives in exchange therefor pursuant to the Combination.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.01 Disclosure Schedules. On or prior to the date hereof, the Company has delivered to the Acquiror and the Acquiror (on behalf of itself, the Bank and, in the event the Combination is effected by way of the Merger, Assigned
Sub) has delivered to the Company a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03 or 5.04, respectively, or to one or more of its covenants contained in Article IV; provided, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 5.02, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item (or any non-disclosed item or information of comparable or greater significance) represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect with respect to the Company or the Acquiror, respectively.

     5.02 Standard. No representation or warranty of the Company or the Acquiror contained in Section 5.03 or 5.04 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 or 5.04 has had or is reasonably likely to have a Material Adverse Effect with respect to the Company or the Acquiror, respectively.

     5.03  Representations and Warranties of the Company.  Subject to Sections
5.01 and 5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, the Company hereby represents and warrants to the Acquiror and the Bank (and if the Plan of Merger is entered into, from and after such date, to Assigned Sub):

          (a) Organization, Standing and Authority. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing in all the jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

          (b) Company Stock. As of the date hereof, the authorized capital stock of the Company consists solely of (i) 50,000,000 shares of Company Common Stock, of which 13,986,899 shares are outstanding as of the date hereof and (ii) 20,000,000 shares of Company Preferred Stock, of which 748,179 shares are outstanding (in the form of Company Convertible Preferred Stock) as of the date hereof. As of the date hereof, 2,433,016 shares of Company Common Stock are held in treasury by the Company and 748,179 shares of Company Convertible Preferred Stock are otherwise owned by the Company or its Subsidiaries (collectively, "Treasury Stock"). The outstanding shares of Company Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date hereof, other than the Company Rights and except as Previously Disclosed in its Disclosure Schedule, there are no shares of Company Stock authorized and reserved for issuance, the Company does not have any Rights issued or outstanding with respect to Company Stock, and the Company does not have any commitment to authorize, issue or sell any Company Stock or Rights, except pursuant to this Agreement. Since May 29, 1997, the Company has issued no shares of Company Stock or Rights or reserved any shares for such purposes except pursuant to Previously Disclosed plans or commitments. The number of shares of

     Company Stock which are issuable and reserved for issuance upon exercise of Company Stock Options as of the date hereof are Previously Disclosed in the Company's Disclosure Schedule.

          (c) Subsidiaries. (i)(A) The Company has Previously Disclosed a list of all its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) the Company owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (C) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to it or its Subsidiaries) by reason of any Rights, (D) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to it or its Subsidiaries), (E) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities (other than to it or its Subsidiaries), and (F) all the equity securities of each such Subsidiary held by the Company or its Subsidiaries are fully paid and nonassessable and are owned by the Company or its Subsidiaries free and clear of any Liens.

             (ii) The Company does not own beneficially, directly or indirectly, any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind, other than its Subsidiaries.

             (iii) Each of the Company's Subsidiaries has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in all the jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

          (d) Corporate Power. The Company and each of its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and the Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

          (e) Corporate Authority. Subject in the case of this Agreement to adoption of the agreement of merger set forth in this Agreement by the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote thereon, this Agreement and the transactions contemplated hereby have been authorized by all requisite corporate action on the part of the Company. This Agreement is a valid and legally binding obligation of the Company, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

          (f) Regulatory Filings; No Defaults. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by the Company or any of its Subsidiaries in connection with the execution, delivery or performance by the Company of this Agreement, or to consummate the Combination except for (A) the filing of a notice under the HSR Act, (B) filings of applications or notices with Previously Disclosed mortgage banking licensing or supervisory authorities, (C) the filing with the SEC of the Proxy Statement in definitive form, and (D) the filing of a certificate of merger with the Secretary of State of the State of Delaware pursuant to the DGCL (as contemplated by the Plan of Merger). As of the date hereof, the Company is not aware of any reason why the approvals of all Governmental Authorities necessary to permit consummation of the transactions contemplated by this Agreement will not be received without the imposition of a condition or requirement described in Section 7.01(b).

             (ii) Subject to receipt of the regulatory approvals, and expiration of the waiting periods, referred to in the preceding paragraph and the making of required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or Contract of the Company or of any of its Subsidiaries or to which the Company or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Company Certificate or the Company By-laws, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or Contract.

          (g) SEC Documents; Financial Statements. (i) The Company's Annual Reports on Form 10-K for the fiscal years ended December 31, 1994, 1995 and 1996, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by the Company or any of its Subsidiaries subsequent to December 31, 1994 under the Securities Act, or under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, the "Company's SEC Documents") with the SEC, as of the date filed, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not (or if amended or superseded by a filing prior to the date of this Agreement, then as of the date of such filing) and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of the Company and its Subsidiaries as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the Company and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

             (ii) Since December 31, 1996, on a consolidated basis the Company and its Subsidiaries have not incurred any liability other than in the ordinary course of business consistent with past practice.

             (iii) Since December 31, 1996, (A) the Company and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, events and circumstances (described in any paragraph of Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to the Company.

             (iv) The Company has Previously Disclosed a list of all write-downs of assets of the Company and its Subsidiaries since December 31, 1996, including write-downs of interest participations, interest-only strips, residual interest strips or originated loan servicing rights. To the Company's knowledge, there are no other write-downs that the Company and its Subsidiaries would be required to make to ensure that financial statements prepared as of the end of the month in which the Effective Date occurs fairly present the financial condition of the Company and its Subsidiaries as of such date.

          (h) Litigation. No litigation, claim or other proceeding before any court or governmental agency is pending against the Company or any of its Subsidiaries and, to the Company's knowledge, no such litigation, claim or other proceeding has been threatened.

          (i)  Compliance with Laws.  The Company and each of its Subsidiaries:

             (i) in the conduct of its business, is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

             (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Company's knowledge, no suspension or cancellation of any of them is threatened; and

             (iii) has received, since December 31, 1995, no notification or communication from any Governmental Authority (A) asserting that the Company or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances that such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to the Company's knowledge, do any grounds for any of the foregoing exist).

          (j) Material Contracts; Defaults. The Company has Previously Disclosed a complete and accurate list of all material Contracts to which the Company or any of its Subsidiaries is a party, including the following categories:

             (i) any Contract that (A) is not terminable at will both without cost or other liability to the Company or any of its Subsidiaries and upon notice of ninety (90) days or less and (B) which provides for fees or other payments in excess of $150,000 per annum or in excess of $300,000 for the remaining term of the Contract;

             (ii) any Contract with a term beyond the Effective Time under which the Company or any of its Subsidiaries created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness for borrowed money (including capitalized lease obligations);

             (iii) any Contract restricting the conduct of business by the Company or any of its Subsidiaries;

             (iv) any Contract to which the Company or any of its Subsidiaries is a party, on the one hand, and under which any affiliate, officer, director, employee or equity holder of any of the Company or any of its Subsidiaries, on the other hand, is a party or beneficiary;

             (v) any Contract between the Company or any of its Subsidiaries and any insurance company which has authorized the Company or any of its Subsidiaries to act as such insurance company's representative in the sale, placement, writing or administration of insurance;

             (vi) any Contract with respect to the employment of, or payment to, any present or former directors, officers, employees or consultants;

             (vii) any Contract involving the purchase or sale of assets with a book value greater than $300,000 entered into since December 31, 1996; and

             (viii) any Contract with respect to a warehouse line of credit, any Loan Servicing Agreement and any Investor Commitment.

Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any other party thereto is in default under any such Contract and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

          (k) Properties. Except as reserved against in the financial statements filed in its SEC Documents on or before the date hereof, the Company and its Subsidiaries have good and marketable title, free and clear of all Liens (other than Liens for current taxes not yet delinquent) to all of the material properties and assets, tangible or intangible, reflected in such financial statements as being owned by the Company and its Subsidiaries as of the dates thereof. To the Company's knowledge, all buildings and all fixtures, equipment, and other property and assets which are material to its business on a consolidated basis and are held under leases or subleases by any of the Company and its Subsidiaries are held under valid leases or subleases enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general equity principles).

          (l) Employee Benefit Plans. (i) The Company's Disclosure Schedule contains a complete list of all bonus, vacation, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock appreciation and stock option plans, all employment or severance contracts, all medical, dental, disability, severance, health and life plans, all other employee benefit and fringe benefit plans, contracts or arrangements and any "change of control" or similar provisions in any plan, contract or arrangement maintained or contributed to by the Company or any of its Subsidiaries for the benefit of officers, former officers, employees, former employees, directors, former directors, independent contractors or the beneficiaries of any of the foregoing (collectively, the Company's "Compensation and Benefit Plans"). Neither the Company Board nor any executive officers of the Company or any of its Subsidiaries has taken or initiated any formal action to create any additional material Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan in any material respect.

             (ii) With respect to each Compensation and Benefit Plan, if applicable, the Company has provided, made available, or will make available upon request, to Acquiror, true and complete copies of existing: (A) Compensation and Benefit Plan documents and amendments thereto; (B) trust instruments and insurance contracts; (C) two most recent Forms 5500 filed with the IRS; (D) the most recent actuarial report and financial statement; (E) the most recent summary plan description; (F) forms filed with the PBGC (other than for premium payments); (G) the most recent determination letter issued by the IRS;
        (H) any Form 5310 or Form 5330 filed with the IRS; and (I) the most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

             (iii) Each of the Company's Compensation and Benefit Plans has been administered in accordance with the terms thereof and with applicable law, including ERISA and the Code. Each of the Company's Compensation and Benefit Plans which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and, except as Previously Disclosed, the Company is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter. Neither the Company nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA in an amount which would be material, assuming for purposes of
        Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof. There is no pending or, to the Company's knowledge, threatened litigation or governmental audit, examination or investigation relating to the Company's Compensation and Benefit Plans.

             (iv) No liability under Title IV of ERISA (other than contributions and premiums required in connection therewith) has been or is reasonably expected to be incurred by the Company or any of its Subsidiaries with respect to any "single-employer plan" (within the meaning of Section 4001 (a)(15) of ERISA) or Multiemployer Plan currently or formerly maintained by any of them, or the single-employer plan or Multiemployer Plan of any entity (an "ERISA Affiliate") which currently is or formerly was considered one employer with the Company under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (an "ERISA Affiliate Plan").

             (v) Except as Previously Disclosed, all contributions, premiums and payments required to have been made under the terms of any of the Company's Compensation and Benefit Plans or applicable law have been timely made or reflected in the Company's SEC Documents. Neither any of the Company's Pension Plans nor ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of
        Section 412 of the Code or Section 302 of ERISA. None of the Company, any of its Subsidiaries or any ERISA Affiliate has provided, or is required to provide, security to, nor are there any circumstances requiring imposition of any lien on the assets of the Company or any of its Subsidiaries with respect to, any Pension Plan or any ERISA Affiliate

        Plan pursuant to ERISA or the Code. The Company's Disclosure Schedule contains a list of all of the Company's ERISA Affiliate Plans.

             (vi) Under each of the Company's Pension Plans and ERISA Affiliate Plans, to the Company's knowledge, there has been no material adverse change in the financial condition of any Pension Plan or ERISA Affiliate Plan (with respect to either assets or benefits) since the last day of the most recent plan year.

             (vii) Except as Previously Disclosed, neither the Company nor any of its Subsidiaries has any obligations under any Compensation and Benefit Plan to provide benefits, including death or medical benefits, with respect to any of their employees (or their spouses, beneficiaries, or dependents) beyond the retirement or other termination of service of any such employee other than (A) coverage mandated by Part 6 of Title I of ERISA or Section 4980B of the Code, (B) retirement or death benefits under any employee pension benefit plan (as defined under Section 3(2) of ERISA), (C) disability benefits under any employee welfare plan that have been fully provided for by insurance or otherwise, or (D) benefits in the nature of severance pay.

             (viii) Except as set forth in the Company's SEC Documents or as Previously Disclosed, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby including, without limitation, as a result of any termination of employment prior to or following the Effective Time, will (A) result in any increase in compensation or any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any current or former director, officer or employee of the Company or any of its Subsidiaries under any Compensation and Benefit Plan or otherwise from the Company or any of its Subsidiaries, (B) increase any benefits otherwise payable under any Compensation and Benefit Plan, or (C) result in any acceleration of the time of payment or vesting of any such benefit.

             (ix) The Company and its Subsidiaries do not maintain any Compensation and Benefit Plans covering foreign Employees who are not residents of the United States.

          (m) Labor Matters. Neither the Company nor any of its Subsidiaries is a party to or is bound by any collective bargaining Contract or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel the Company or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to the Company's knowledge, threatened, nor is the Company aware of any activity involving it or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

          (n) Takeover Laws. The Company has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any "moratorium," "control share," "fair price" or other antitakeover laws and regulations of any state (collectively, "Takeover Laws"), including, without limitation the State of Delaware, including Section 203 of the DGCL, assuming the accuracy of the representations contained in Section 5.04(l) (without giving effect to the knowledge qualification thereof).

          (o) Company Rights Agreement. There has occurred no "Distribution Date" or "Stock Acquisition Date" (as defined in the Company Rights Agreement). The Company and the Rights Agent will have, no later than the first business day after the date hereof, duly and validly amended the Company Rights Agreement, by executing and delivering an amendment in substantially the form of Exhibit B.

          (p) Environmental Matters. (i) The Company and each of its Subsidiaries has complied at all times with applicable Environmental Laws;
     (ii) no property (including buildings and any other structures) currently or formerly owned or operated by the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries has a Lien, has been contaminated with, or has had any release of, any Hazardous Substance except as Previously Disclosed; (iii) neither the Company nor any of its Subsidiaries would reasonably be expected to be ruled to be the owner or operator under any Environmental Law of any property in which it has currently or formerly held a Lien; (iv) neither the Company nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any other third-party property; (v) neither the Company nor any of its Subsidiaries has received any notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law; (vi) neither the Company nor any of its Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law; (vii) the Company, which does not perform an environmental review of the mortgaged property at the time of Loan Origination, is not aware of any circumstances or conditions involving the Company or any of its Subsidiaries, any currently or formerly owned or operated property, or any Lien held by the Company or any of its Subsidiaries (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls or gas station sites) that would reasonably be expected to result in any claims, liability or investigations or result in any restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law; and (viii) the Company has delivered to the Acquiror copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information in its possession or reasonably available to it relating to the Company, any of its Subsidiaries, any currently or formerly owned or operated property or any property in which the Company or any of its Subsidiaries has held a Lien.

          (q) Tax Matters. (i) All returns, declarations, reports, estimates, information returns and statements required to be filed on or before the Effective Date under federal, state, local or any foreign tax laws ("Tax Returns") with respect to the Company or any of its Subsidiaries, have been or will be timely filed, or requests for extensions have been timely filed and have not expired; (ii) all Tax Returns filed by the Company are complete and accurate; (iii) all Taxes shown to be due and payable (without regard to whether such Taxes have been assessed) on such Tax Returns have been paid or adequate reserves have been established for the payment of such Taxes; and (iv) no audit or examination or refund litigation with respect to any Tax Return is pending or, to the Company's knowledge, has been threatened.

          (r) Risk Management. All swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for the Company's own account, or for the account of one or more of the Company's Subsidiaries or their customers, were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. Neither the Company nor its Subsidiaries, nor to the Company's knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

          (s) Names and Trademarks. The Company (or one of its Subsidiaries) has the right to use the names, service-marks and trademarks Previously Disclosed in Section 5.03(s) of its Disclosure Letter in each state of the United States, free and clear of any Liens, and no other person has the right to use such name in any such state.

          (t) Mortgage Banking Business. (i) Licenses and Qualifications. The Company (or any Subsidiary of it that services or originates Loans, as the case may be) (A) is an approved (1) HUD mortgagee and servicer for FHA-insured loans, (2) lender and servicer for VA-insured loans, (3) seller/servicer of one-to-four-family first and second mortgages for FNMA and FHLMC and (4) GNMA issuer and servicer of GNMA-guaranteed mortgage-backed securities, (B) has all other certifications, authorizations, licenses, permits and other approvals necessary to conduct its current business, (C) is in good standing under all applicable federal, state and local laws and regulations thereunder as a lender and servicer and (D) is in good standing with all authorities and servicers for the state bond programs in which it participates. As of the date hereof, there is no pending or, to the Company's knowledge, threatened cancellation or reduction of any Investor Commitment or other loan sale Contract to which the Company or any of its Subsidiaries is a party, and the obligations of the Company and each of its Subsidiaries under each such Contract are being performed by the Company or such Subsidiary, as the case may be, in accordance with its terms. The Company has no reason to believe that the underwriting waivers from FNMA and FHLMC, under current agreements with the Company, will be restricted or rescinded, or that the guarantee fees payable to FNMA and FHLMC will be increased as a result of the Company's or its Subsidiaries' credit performance, or that the Company or its Subsidiaries will suffer a forced reduction of the master commitment amount relating to FNMA or FHLMC purchases or swaps of loans, nor has any such restriction, rescission, increase or reduction occurred at any time since December 31, 1995.

             (ii) Title to Loans. All loans held for the Company's account, whether or not for future sale or delivery to an investor (the "Warehouse Loans"), are owned by the Company free and clear of any Lien, other than Liens in favor of the Company's lender banks pursuant to warehouse lines of credit and forward sale commitments or similar agreements to sell any such loans to investors in the ordinary course, and all Warehouse Loans meet all requirements for sale to the intended investors. Each mortgage or deed of trust securing a Warehouse Loan has been duly recorded or submitted for recordation in due course in the appropriate filing office in the name of the Company or one of its Subsidiaries as mortgagee. Neither the Company nor any of its Subsidiaries has released any security for any Warehouse Loan, except upon receipt of reasonable consideration for such release (as documented in the applicable Loan file), or accepted prepayment of any such Warehouse Loan which has not been promptly applied to such Warehouse Loan.

             (iii) Compliance. Each Warehouse Loan and each loan which is being serviced by the Company or one of its Subsidiaries for the account of others (the "Serviced Loans", and together with the Warehouse Loans, the "Loans") was underwritten and originated, and the loan documents and loan files maintained by the Company or its Subsidiaries with respect thereto are being maintained by the Company or such Subsidiaries, in compliance with all applicable laws and regulations and, if applicable, the requirements of the Investor acquiring such Loan (or, if there is no such Investor, in accordance with the Company's underwriting standards then in effect) and the requirements of each Insurer of such Loan (if any) in effect and applicable at the time such insurance was obtained. The Company and its Subsidiaries have not done or failed to do, or caused to be done or omitted to be done, any act, the effect of which would operate to invalidate or materially impair (i) any approvals of any Agency or the FHA to insure, (ii) any VA guarantee or commitment of the VA to guarantee, (iii) any private mortgage insurance or commitment of any private mortgage insurer to insure, (iv) any title insurance policy, (v) any hazard insurance policy, (vi) any flood insurance policy, (vii) any fidelity bond, direct surety bond, errors and omissions or other insurance policy required by any Agency, Investor or Insurer, (viii) any surety or guaranty agreement, (ix) any guaranty issued by GNMA, FNMA or FHLMC to the Company or any of its Subsidiaries respecting mortgage backed securities issued by the Company or any of its Subsidiaries and other like guarantees or (x) the rights of the Company or any of its Subsidiaries under any Loan Servicing Agreement or Investor Commitment. No Agency, Investor or Insurer has (i) claimed that the Company or any of its Subsidiaries have violated or have not complied on a recurring basis with the applicable underwriting standards with respect to Loans sold by the Company or any of its Subsidiaries to an Investor or (ii) imposed restrictions on the activities (including commitment authority) of the Company or any of its Subsidiaries.

             (iv) Loan Files. The loan documents relating to a Loan maintained in the loan files of the Company and its Subsidiaries were in compliance with all applicable laws and regulations at the time of the origination, assumption or modification of such Loan, as the case may be. The loan files maintained by the Company and its Subsidiaries contain originals (or, where necessitated by the terms of the applicable mortgage servicing agreements, contain true, correct and complete copies) of the documents relating to each Loan and the information contained in such loan files with respect to each such Loan is true, complete and accurate and in compliance with all applicable laws and regulations. Except as set forth in the loan documents relating to a Loan maintained in the loan files of the Company or its Subsidiaries, the terms of the note, bond, deed of trust and mortgage for each such Loan have not been impaired, waived, altered or modified in any respect from the date of their origination except by a written instrument which written instrument has been recorded, or submitted for recordation in due course, if recordation is necessary to protect the interests of the owner thereof. The substance of any such waiver, alteration or modification has been communicated to and approved by (A) the relevant Investor and Insurer (if any), to the extent required by the relevant Investor and Insurer requirements, and (B) the title Insurer, to the extent required by the relevant policies, and the terms of any such waiver, alteration or modification are reflected in the loan documents. Except as set forth in the loan documents maintained in the loan files by the Company or its Subsidiaries, no mortgagor has been released from such mortgagor's obligations with respect to the applicable Loan.

             (v) Loan Servicing Agreements. All of the Contracts pursuant to which the Company or any of its Subsidiaries has the right and/or obligation to service loans (each, a "Loan Servicing Agreement") are (A) valid and binding obligations of the Company or such Subsidiary, and to the knowledge of the Company, of all the other parties thereto, (B) in full force and effect, (C) enforceable in accordance with their terms (except where enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles) and (D) owned by the Company or such Subsidiary free and clear of any Lien, except pursuant to the loan and security agreements Previously Disclosed in the Company's Disclosure Schedule. There is no default by the Company or any of its Subsidiaries or claim of default against the Company or any of its Subsidiaries by any party under any such Loan Servicing Agreement, and, except for the consummation of the transactions contemplated by this Agreement, no event has occurred which with the passage of time or the giving of notice or both would constitute a default by any party under any such Loan Servicing Agreement or would result in any such mortgage servicing agreement being terminable by any party thereto. There is no pending or, to the knowledge of the Company, threatened cancellation of any Loan Servicing Agreement and the obligations of the Company or any of its Subsidiaries under each Loan Servicing Agreement are being performed by the Company or such Subsidiary in accordance with the terms of such Agreement and applicable rules or regulations. The Company and its Subsidiaries are not subservicers with respect to any of the Serviced Loans.

             (vi) No Recourse. None of the Company's or any of its Subsidiaries' servicing rights are subject to recourse against the servicer, and none of the Company or any of its Subsidiaries is subject to recourse in connection with any Loans sold by it, in each case for losses on liquidation of a loan, borrower defaults or repurchase obligations upon the occurrence of non-payment or other events, other than events entitling Investors to request a repurchase of a loan because of alleged breaches of customary representations and warranties relating to the origination or servicing thereof.

             (vii) Escrow Account. Unless otherwise prohibited by law or an executed escrow waiver, the Company or its Subsidiaries collect all escrows related to the Loans, and all escrow accounts have been maintained by the Company, its Subsidiaries and, to the Company's knowledge, all prior servicers in accordance with the related loan documents, all applicable laws, rules, regulations, and requirements of Investors, Insurers and Governmental Authorities, and in accordance with the applicable Loan Servicing Agreements. The Company has credited to the account of borrowers all interest required to be paid on any escrow account in accordance with applicable law and the terms of such agreements and loan documents. All escrow, custodial, and suspense accounts related to the Loans are held in the Company's (or Subsidiary's) name or the investor's name by the Company.

             (viii) Advances. There are no servicing or other Contracts to which the Company or any of its Subsidiaries is a party which obligates any of them to make servicing advances for principal and interest payments with respect to defaulted or delinquent Loans other than in a manner as provided in standard and customary agreements with FNMA, FHLMC or GNMA. To the extent made, any such advances are valid and subsisting amounts owing to the Company or its Subsidiary, as the case may be, subject to the terms of the applicable Loan Servicing Agreement.

             (ix) Single Family Loans. All of the Loans are secured by single family (i.e., one to four family) residential real property or, to the extent that a Loan is secured by property other than a single family residential property, such Loan is not a Warehouse Loan and has not been sold to any person where either the Company or any of its Subsidiaries has any recourse obligation.

             (x) ARM Adjustments. With respect to each Loan for which the interest rate is not fixed for the entire term of the loan, the Company or its Subsidiaries, as the case may be, has, since the date it commenced servicing such loan and, to the Company's knowledge, all prior servicers have (A) properly and accurately entered into its system all data required to service the loan in accordance with the related loan documents and all regulations, (B) properly and accurately adjusted the monthly payment on each payment adjustment date, (C) properly and accurately calculated the amortization of principal and interest on each payment adjustment date, in each case in compliance with all applicable laws, rules and regulations and the related loan documents, and (D) executed and delivered any and all necessary notices required under, and in a form that complies with, all applicable laws, rules and regulations and the terms of the related loan documents regarding the interest rate and payment adjustments.

             (xi) Pools. Each Loan included in a Pool meets all eligibility requirements (including, without limitation, all applicable requirements for obtaining mortgage insurance certificates and loan guaranty certificates) for inclusion in such Pool. All of such Pools have been finally certified or, if required, recertified in accordance with all applicable laws, rules and regulations, except where the time for certification or recertification has not expired. No Pools have been improperly certified. The loan file for each Loan included in a Pool contains all documents and instruments necessary for the final certification or recertification of such Pool. No Loan has been bought out of a Pool without all required prior written approvals of the applicable Investors. Neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will require any Pool to be recertified. The aggregate unpaid principal balance outstanding of the Loans in each Pool equals or exceeds the amount owing to the applicable Investors.

             (xii)  Securitization Transactions.

                (A) The Company and each of its Subsidiaries, as servicer under the applicable Loan Servicing Agreement, (the "Securitization Servicer") of each outstanding transaction under which the Company or any of its Subsidiaries have sold or pledged Loans in a securitization, whether sold under the Securities Act or otherwise (a "Securitization Transaction"), has complied in all material respects with all Contracts, including the Loan Servicing Agreements, and all conditions to be performed or satisfied by it with respect to all agreements and arrangements pursuant to which such person is bound under such Securitization Transaction (collectively, "Securitization Instruments").

                (B) No Securitization Servicer or, to the Company's knowledge, no trustee or issuer with respect to any Securitization has taken any action which would reasonably be expected to adversely affect the characterization or tax treatment for federal, state or local income or franchise tax purposes of the issuer or any securities issued in a Securitization Transaction, and all required federal, state and local tax and information returns relating to any Securitization Transaction have been properly filed.

                (C) Each representation and warranty made by the Company or any of its Subsidiaries in each "Purchase Agreement," "Pooling and Servicing Agreement," "Placement Agency Agreement," "Servicer's Indemnification Agreement" and any other Securitization Instrument to which any of them was a party in any Securitization Transaction was true and correct in all material respects whenever made or reaffirmed by any of them and the Company and each of its

           Subsidiaries have each fully performed and carried out each covenant and agreement made by any of them in any such Securitization Instrument.

                (D) No rating agency has downgraded, or given the Company or any of its Subsidiaries any indication that it is considering a downgrading of any securities issued in any Securitization Transaction, or of its rating of any Securitization Servicer.

             (xiii) Mortgage Insurance. Each Loan which is indicated in the related loan documents to have FHA insurance is insured under the National Housing Act or qualifies for such insurance. Each Loan which is indicated in the related loan documents to be guaranteed by the VA is guaranteed under the provisions of Chapter 37 of Title 38 of the United States Code to the extent required by the applicable Investor or qualifies for such guarantee. As to each FHA insurance certificate, each VA guarantee certificate, and each Loan which is indicated in the related loan file to be insured by private mortgage insurance, the Company has complied with applicable provisions of the insurance or guarantee contract and applicable laws and regulations, the insurance or guarantee is in full force and effect with respect to each such Loan, and to the knowledge of the Company, there does not exist any event or condition which, but for the passage of time or the giving of notice or both, can result in a revocation of any such insurance or guarantee or constitute adequate grounds for the applicable Insurer to refuse to provide insurance or guarantee payments thereunder.

             (xiv) Taxes and Insurance. Each Loan has been covered by a policy of hazard insurance and flood insurance, to the extent required by the Loan Servicing Agreements relating thereto or any laws, rules, regulations or Investor or Insurer requirements applicable to such Loan, all in a form usual and customary in the industry and which is in full force and effect, and all amounts due and payable under each policy have been, or will be, paid prior to the date such payments are due; and all taxes, assessments, ground rents or other applicable charges or fees due and payable as to each Loan have been, or will be, paid prior to the date such payments are due. Any and all claims under such insurance policies have been submitted and processed in accordance with the applicable Investor's and Insurer's requirements. Such insurance policies name the Company (or a Subsidiary of it) and its successors and assigns as mortgagee.

             (xv) Title Insurance. To the extent required by the applicable Investor, each Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance acceptable to the relevant Investor, and each such title insurance policy is issued by an Insurer acceptable to the applicable Investor and qualified to do business in the jurisdiction where the collateral securing such Loan is located, and insures the originator and its successors and assigns as to the first priority lien of the mortgage in the original principal amount of the Loan (or, in the case of a second mortgage, the second priority lien). The applicable Investor, as assignee of the originator's rights, is an insured of such lender's title insurance policy, and such lender's policy is in full force and effect. Neither the Company nor, to the Company's knowledge, any prior servicer has performed any act or omission which would impair the coverage of such lender's policy.

             (xvi) Condemnation. The Company has no notice of and has no knowledge of any proceeding pending or threatened for the partial or total condemnation of any of the collateral securing any of the Loans, and the Company has no notice or knowledge that all or any part of such collateral has been or will be condemned.

             (xvii) Tape. The Company has previously delivered to the Acquiror a tape (magnetic media) on which certain information regarding the servicing portfolio of the Company and its Subsidiaries as of May 31, 1997 is recorded. Such tape completely and accurately contains the list of serviced loans as of such date. The loan characteristics recorded on such tape have been Previously Disclosed, and the information contained on such tape is complete and accurate.

          (u) Books and Records. The books and records of the Company and its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the financial position of the Company and its Subsidiaries. None of the records, systems, controls, data or information of the Company and its Subsidiaries are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company or its Subsidiaries or accountants retained by the Company or its Subsidiaries.

          (v) Insurance. The Company's Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by the Company or its Subsidiaries ("Insurance Policies"). The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent in accordance with industry practices. All of the Insurance Policies are in full force and effect; the Company and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

          (w) No Brokers. No action has been taken by the Company that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a fee to be paid by the Company to Morgan Stanley & Co. Incorporated in an amount and on terms Previously Disclosed.

          (x) Ownership of Acquiror Common Stock. As of the date hereof, neither the Company nor, to its knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act) (i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any outstanding shares of Acquiror Common Stock (other than shares held in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith).

          (y)  Disclosure.  The representations and warranties contained in this
     Section 5.03 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained in this Section 5.03, in the light of the circumstances in which they are being made, not misleading. The copies of all documents furnished to the Acquiror and the Bank (and, if the Plan of Merger is entered into, to Assigned Sub) hereunder are true and complete copies of the originals thereof.

     5.04  Representations and Warranties of the Acquiror.  Subject to Sections
5.01 and 5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, the Acquiror hereby represents and warrants to the Company as follows:

          (a) Organization, Standing and Authority. Each of the Acquiror and the Bank (and, if the Plan of Merger is entered into, from and after the date thereof, Assigned Sub) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and each is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

          (b) Acquiror Stock. (i) As of the date hereof, the authorized capital stock of the Acquiror consists solely of 200,000,000 shares of Acquiror Common Stock, of which 103,726,095 shares were outstanding as of May 31, 1997, and 40,000,000 shares of Acquiror Preferred Stock, of which no shares are outstanding as of the date hereof. As of the date hereof, other than the Acquiror Rights and except as set forth in its Disclosure Schedule, there are no shares of Acquiror Stock authorized and reserved for issuance, the Acquiror does not have any Rights issued or outstanding with respect to Acquiror Stock, and the Acquiror does not have any commitment to authorize, issue or sell any Acquiror Stock or Rights, except pursuant to this Agreement. The number of shares of Acquiror Common Stock which are issuable and reserved for issuance upon exercise of any employee or director stock options to purchase shares of Acquiror Common Stock, and the number and terms of any Rights, as of the date hereof, are Previously Disclosed in the Acquiror's Disclosure Schedule.

          (ii) The shares of Acquiror Common Stock to be issued as Merger Consideration, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

          (c) Subsidiaries. Each of the Acquiror's Significant Subsidiaries has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

          (d) Corporate Power. The Acquiror and each of its Significant Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; each of the Acquiror and the Bank has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; and, if the Plan of Merger is entered into, from and after the date thereof, the Assigned Sub will have the corporate power and authority to execute, deliver and perform its obligations under the Plan of Merger and to consummate the transactions contemplated hereby.

          (e) Corporate Authority. This Agreement and the transactions contemplated hereby have been authorized by all requisite corporate action on the part of Acquiror and the Bank, and, if the Plan of Merger is entered into, from and after the date thereof, the Plan of Merger and the transactions contemplated thereby will have been authorized by all requisite corporate action on the part of Assigned Sub. This Agreement is a valid and legally binding agreement of each of the Acquiror and the Bank, and, if the Plan of Merger is entered into, from and after the date thereof, the Plan of Merger will be a valid and legally binding agreement of Assigned Sub, in each case enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

          (f) Regulatory Approvals; No Defaults. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by the Acquiror or any of its Subsidiaries in connection with the execution, delivery or performance by the Acquiror or the Bank of this Agreement or to consummate the Combination (and, if the Plan of Merger is entered into, by Assigned Sub of the Plan of Merger or to consummate the Merger) except for (A) the filing of a notice under the HSR Act, (B) the filing of applications and notices, as applicable, with the OTS and the FDIC; (C) approval of the listing on the NYSE of the Acquiror Common Stock to be issued in the Combination (and related Acquiror Rights); (D) the filing and declaration of effectiveness of the Registration Statement; (E) the filing of a certificate of merger with the Secretary of State of the State of Delaware pursuant to the DGCL (as provided in the Plan of Merger); and (F) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of Acquiror Common Stock in the Combination. As of the date hereof, the Acquiror is not aware of any reason why the approvals of all Governmental Authorities necessary to permit consummation of the transactions contemplated hereby will not be received without the imposition of a condition or requirement described in Section 7.01(b).

          (ii) Subject to receipt of the regulatory approvals, and expiration of the waiting periods, referred to in the preceding paragraph and the making of all required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or Contract of the Acquiror or of any of its Subsidiaries or to which the Acquiror or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the certificate of incorporation or by-laws (or similar governing documents) of the Acquiror or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

          (g) SEC Documents; Financial Statements. (i) The Acquiror's Annual Reports on Form 10-K for the fiscal years ended December 31, 1994, 1995 and 1996, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by the Acquiror or any of its Subsidiaries subsequent to December 31, 1994 under the Securities Act, or under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, the "Acquiror's SEC Documents") with the SEC, as of the date filed, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not (or if amended or superseded by a filing prior to the date of this Agreement, then as of the date of such filing) and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of the Acquiror and its Subsidiaries as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the Acquiror and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

          (ii) Since December 31, 1996, on a consolidated basis the Acquiror and its Subsidiaries have not incurred any liability other than in the ordinary course of business consistent with past practice.

          (iii) Since December 31, 1996, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to the Acquiror.

          (h) Litigation; Regulatory Action. (i) Other than as set forth in its SEC Documents filed on or before the date hereof, no litigation, claim or other proceeding before any Governmental Authority is pending against the Acquiror or any of its Subsidiaries and, to the Acquiror's knowledge, no such litigation, claim or other proceeding has been threatened.

          (ii) Neither the Acquiror nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from the FDIC or the OTS, nor has the Acquiror or any of its Subsidiaries been advised by the FDIC or the OTS that such agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

          (i)  Compliance with Laws.  The Acquiror and each of its Subsidiaries:

             (i) in the conduct of its business, is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

             (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened; and

             (iii) has received, since December 31, 1995, no notification or communication from any Governmental Authority (A) asserting that the Acquiror or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances that such Governmental Authority enforces; (B) threatening to revoke any license, franchise, permit or governmental authorization or

        (C) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, the FDIC deposit insurance of the Bank (nor, to the Acquiror's knowledge, do any grounds for any of the foregoing exist).

          (j) No Brokers. No action has been taken by the Acquiror that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a fee to be paid by the Acquiror to Salomon Brothers Inc.

          (k) Employee Benefit Plans. (i) Each of the Acquiror's Compensation and Benefit Plans has been administered in accordance with the terms thereof and with applicable law, including ERISA and the Code. Each of the Acquiror's Pension Plans which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and, except as Previously Disclosed, the Acquiror is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter. There is no pending or, to the Acquiror's knowledge, threatened litigation or governmental audit, examination or investigation relating to the Acquiror's Compensation and Benefit Plans.

          (ii) No liability under Title IV of ERISA (other than contributions and premiums required in connection therewith) has been or is reasonably expected to be incurred by the Acquiror or any of its Subsidiaries with respect to any "single-employer plan" (within the meaning of Section 4001
     (a)(15) of ERISA) or Multiemployer Plan currently or formerly maintained by any of them, or the single-employer plan or Multiemployer Plan of any ERISA Affiliate.

          (iii) Except as Previously Disclosed, all contributions, premiums and payments required to have been made under the terms of any of the Acquiror's Compensation and Benefit Plans or applicable law have been timely made or reflected in the Acquiror's SEC Documents. Neither any of the Acquiror's Pension Plans nor any ERISA Affiliate Plan of the Acquiror or any of its Subsidiaries has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. None of the Acquiror, any of its Subsidiaries or any ERISA Affiliate has provided, or is required to provide, security to, nor are there any circumstances requiring the imposition of a lien on the assets of the Company or any of its Subsidiaries with respect to, any Pension Plan or to any ERISA Affiliate Plan pursuant to ERISA or the Code.

          (iv) Under each of the Acquiror's Pension Plans and ERISA Affiliate Plans, to the Acquiror's knowledge, there has been no material adverse change in the financial condition of any Pension Plan or ERISA Affiliate Plan (with respect to either assets or benefits) since the last day of the most recent plan year.

          (v) Except as Previously Disclosed, neither the Acquiror nor any of its Subsidiaries has any obligations under any Acquiror Compensation and Benefit Plan to provide benefits, including death or medical benefits, with respect to employees (or their spouses, beneficiaries or dependents) of it or its Subsidiaries beyond the retirement or other termination of service of any such employee other than (A) coverage mandated by Part 6 of Title I of ERISA or Section 4980B of the Code, (B) retirement or death benefits under any employee pension benefit plan (as defined under Section 3(2) of ERISA), (C) disability benefits under any employee welfare plan that have been fully provided for by insurance or otherwise, or (D) benefits in the nature of severance pay.

          (l) Ownership of Company Common Stock. As of the date hereof, neither the Acquiror nor, to its knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act) (i) beneficially owns directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any outstanding shares of Company Common Stock (other than shares held in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith).

          (m) Tax Matters. (i) All Tax Returns with respect to the Acquiror or any of its Subsidiaries, have been or will be timely filed, or requests for extensions have been timely filed and have not expired;

     (ii) all Tax Returns filed by the Acquiror are complete and accurate; (iii) all Taxes shown to be due and payable (without regard to whether such Taxes have been assessed) on such Tax Returns have been paid or adequate reserves have been established for the payment of such Taxes; and (iv) no audit or examination or refund litigation with respect to any Tax Return is pending or, to the Acquiror's knowledge, has been threatened.

          (n)  Disclosure.  The representations and warranties contained in this
     Section 5.04 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained in this Section 5.04, in the light of the circumstances in which they are being made, not misleading. The copies of all documents furnished to the Company hereunder are true and complete copies of the original thereof.

                                   ARTICLE VI

                                   COVENANTS

     6.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the Company and the Acquiror agrees to use its reasonable best efforts in good faith to take, or cause to be taken (including causing any of its Subsidiaries to take), all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Combination as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

     6.02 Stockholder Approvals. The Company agrees to take, in accordance with applicable law, applicable stock exchange rules, the Company Certificate and the Company By-Laws, all action necessary to convene an appropriate meeting of stockholders of the Company to consider and vote upon the approval and adoption of this Agreement and any other matters required to be approved by the Company's stockholders for consummation of the Combination (including any adjournment or postponement, the "Company Meeting") as promptly as practicable after the Registration Statement is declared effective. Unless the Company Board, after having consulted with and considered the written advice of outside counsel, has determined in good faith that it is otherwise required in order to discharge properly the directors' fiduciary duties in accordance with Delaware law, the Company Board shall recommend such approval, and the Company shall take all reasonable, lawful action to solicit such approval by its stockholders.

     6.03 Registration Statement. (a) The Acquiror agrees to prepare a registration statement on Form S-4 (the "Registration Statement"), to be filed by the Acquiror with the SEC in connection with the issuance of Acquiror Common Stock (and related Acquiror Rights) in the Combination (including the proxy statement and prospectus and other proxy solicitation materials of the Company constituting a part thereof (the "Proxy Statement") and all related documents). The Company agrees to cooperate, and to cause its Subsidiaries to cooperate, with the Acquiror, its counsel and its accountants, in preparation of the Registration Statement and the Proxy Statement; and, provided that the Company and its Subsidiaries have cooperated as required above, the Acquiror agrees to file the Proxy Statement in preliminary form with the SEC as promptly as reasonably practicable, and to file the Registration Statement with the SEC as soon as reasonably practicable after any SEC comments with respect to the preliminary Proxy Statement are resolved. Each of the Company and the Acquiror agrees to use all reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. The Acquiror also agrees to use all reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. The Company agrees to furnish to the Acquiror all information concerning the Company, its Subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

     (b) Each of the Company and the Acquiror agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Company Meeting, contain any untrue statement which, at the time and in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of the Company and the Acquiror further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

     (c) The Acquiror agrees to advise the Company, promptly after the Acquiror receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Acquiror Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

     6.04 Press Releases. Each of the Company and the Acquiror agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or NYSE rules.

     6.05 Access; Information. (a) Each of the Company and the Acquiror agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request.

     (b) Each of the Company and the Acquiror agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this
Section 5.05 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 6.05 unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

     6.06 Acquisition Proposals. The Company agrees that it shall not, and shall cause its Subsidiaries and its and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Company or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, the Company or any of its Subsidiaries, other than the transactions contemplated by this

Agreement (any of the foregoing, an "Acquisition Proposal"); provided, that, if the Company is not otherwise in violation of this Section 6.06, the Company Board may provide information to, and may engage in such negotiations or discussions with, a person, directly or through representatives, if (a) the Company Board, after having consulted with and considered the written advice of counsel, has determined in good faith that the provision of such information or the engaging in such negotiations or discussion is required in order to discharge properly the directors' fiduciary duties in accordance with Delaware law and (b) the Company has received from such person a confidentiality agreement in substantially customary form. The Company also agrees immediately to cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than the Acquiror or the Bank, with respect to any of the foregoing. The Company shall promptly (within 24 hours) advise the Acquiror following the receipt by it of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and advise the Acquiror of any developments with respect to such Acquisition Proposal immediately upon the occurrence thereof.

     6.07 Affiliate Agreements. Not later than the 15th day prior to the mailing of the Proxy Statement, the Company shall deliver to the Acquiror a schedule of each person that, to the Company's knowledge, is or is reasonably likely to be, as of the date of the Company Meeting, deemed to be an "affiliate" of it (each, a "Company Affiliate") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135. The Company agrees to use its reasonable best efforts to cause each person who may be deemed to be a Company Affiliate to execute and deliver to the Company and the Acquiror on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit C.

     6.08 Takeover Laws. No party shall take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

     6.09 No Rights Triggered. The Company shall take all reasonable steps necessary to ensure that the entering into of this Agreement and the consummation of the transactions contemplated hereby and any other action or combination of actions, or any other transactions contemplated hereby, do not and will not result in the grant of any rights to any person (a) under the Company Certificate or the Company By-Laws or (b) under any material agreement to which it or any of its Subsidiaries is a party (except as expressly contemplated by the mandatory provisions under its stock option plans, as applicable).

     6.10 Rights Agreement. The Company shall take all necessary action (i) to render the Company Rights Agreement inapplicable to the Combination and the other transactions contemplated by this Agreement and (ii) to ensure that neither the Acquiror nor the Bank (nor, if the Plan of the Merger is entered into, Assigned Sub) will become an "Acquiring Person" and that no "Stock Acquisition Date" or a "Distribution Date" (as such terms are defined in the Rights Agreement) will occur and that the exercisability of the Company Rights Agreement will not be triggered, in each case as a result of the execution or delivery of this Agreement or any amendment hereto or thereto or the consummation of the Combination, or the consummation of the other transactions contemplated by this Agreement. Except (a) as provided in Section 5.03(o) or in the immediately preceding sentence or (b) if the Company Board, after having consulted with and considered the written advice of outside counsel, has determined in good faith that it is otherwise required in order to discharge properly the directors' fiduciary duties in accordance with Delaware law, the Company Board shall not (i) amend the Company Rights Agreement or (ii) take any action with respect to, or make any determination under, the Company Rights Agreement, including the determination that the Acquiror or any of its Subsidiaries is an "Adverse Person," a redemption of the Company Rights or any action to facilitate an Acquisition Transaction.

     6.11 NYSE Listing. The Acquiror agrees to use its reasonable best efforts to list, prior to the Effective Date, on the NYSE, subject to official notice of issuance, the shares of Acquiror Common Stock to be issued to the holders of Company Common Stock in the Combination.

     6.12 Regulatory Applications. (a) The Acquiror and the Company and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. Each of the Acquiror and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the Acquiror and the Company agrees to act reasonably and as promptly as practicable. Each of the Acquiror and the Company agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party appraised of the status of material matters relating to completion of the transactions contemplated hereby.

     (b) Each of the Acquiror and the Company agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

     6.13 Indemnification. (a) The by-laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in Article VII of the Company By-Laws, which provisions shall not be amended, repealed or otherwise modified, for a period of six years from the Effective Time, in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of the Company with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the Effective Time. Following the Effective Date and for a period of six years thereafter, the Acquiror shall indemnify, defend and hold harmless the present and former directors and officers of the Company and its Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company is permitted to indemnify its directors and officers under the laws of the State of Delaware, the Company Certificate and the Company By-Laws as in effect on the date hereof (and Acquiror shall, or shall cause the Surviving Corporation to, also advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification); provided that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under Delaware law, the Company Certificate and the Company By-Laws shall be made by independent counsel (which shall not be counsel that provides material services to the Acquiror) selected by the Acquiror and reasonably acceptable to such officer or director; and provided, further, that in the absence of applicable Delaware judicial precedent to the contrary, such counsel, in making such determination, shall presume such officer's or director's conduct complied with such standard and the Acquiror shall have the burden to demonstrate that such officer's or director's conduct failed to comply with such standard.

     (b) For a period of six years from the Effective Time, the Acquiror shall use its best efforts to provide that portion of director's and officer's liability insurance that serves to reimburse the present and former officers and directors of the Company or any of its Subsidiaries (determined as of the Effective Time) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by the Company; provided, however, that in no event shall the Acquiror be required to expend more than 200 percent of the current amount expended by the Company (the "Insurance Amount") to maintain or procure such directors and officers insurance coverage; provided, further, that if the Acquiror is unable to maintain or obtain the insurance called for by this Section 6.13(b), the Acquiror shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; provided, further, that officers and directors of the Company or any Subsidiary may be required to make application and provide customary representations and warranties to the Acquirer's insurance carrier for the purpose of obtaining such insurance.

     (c) Any Indemnified Party wishing to claim indemnification under Section 6.13(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify the Acquiror thereof; provided that the failure so to notify shall not affect the obligations of the Acquiror under
Section 6.13(a) unless and to the extent that the Acquiror is actually prejudiced as a result of such failure. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), (i) the Acquiror or the Surviving Corporation shall have the right to assume the defense thereof and the Acquiror shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Acquiror or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues that raise conflicts of interest between the Acquiror or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Acquiror or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that the Acquiror shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) the Acquiror shall not be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld; and provided, further, that the Acquiror shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

     (d) If the Acquiror or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of the Acquiror shall assume the obligations set forth in this Section 6.13.

     6.14 Benefit Plans. From the Effective Time until December 31, 1998, Acquiror shall cause the Surviving Corporation and its Subsidiaries to maintain for employees of the Company and its Subsidiaries who as of the Effective Time become employed by the Surviving Corporation or the Acquiror or any of their Subsidiaries (the "Covered Employees"), (a) salary and bonus opportunities (but explicitly excluding commissions and equity grant opportunities), (b) employee pension benefits in respect of plans intended to be qualified under Section 401(a) of the Code, (c) employee welfare benefits and (d) broad-based severance plans (the items covered in (a) through (d) hereinafter referred to as "Designated Benefits"), that are no less favorable, in the aggregate, than the Designated Benefits enjoyed by such Covered Employees immediately prior to the Effective Time. For purposes of all employee benefit plans, programs and arrangements maintained or contributed to by the Acquiror and its Subsidiaries (including without limitation, the Surviving Corporation), the Acquiror shall, or shall cause its Subsidiaries to, cause each such plan, program or arrangement to treat the prior service with the Company and its Subsidiaries of each Covered Employee (to the same extent such service is recognized under analogous plans, programs or arrangements of the Company or its Subsidiaries immediately prior to the Effective Time) as service rendered to the Acquiror or its Subsidiaries, as the case may be, solely for purposes of eligibility to participate and for vesting thereunder. Following the Effective Time, the Acquiror shall cause the Surviving Corporation to cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under the Compensation and Benefit Plans) and eligibility waiting periods under any health plans to be waived with respect to Covered Employees who, immediately prior to the Effective Time, participated in a health plan and their eligible dependents. All discretionary awards and benefits under any employee benefit plans of the

Acquiror shall be subject to the discretion of the persons or committee administering such plans. The Acquiror shall honor, pursuant to the terms of the Company Compensation and Benefit Plans Previously Disclosed, and to the extent consistent with applicable law, all employee benefit obligations to current and former employees of the Company under such plans.

     6.15 Accountants' Letters. Each of the Company and the Acquiror shall use its reasonable best efforts to cause to be delivered to the other party, and such other party's directors and officers who sign the Registration Statement, a letter of Ernest & Young LLP and KPMG Peat Marwick LLP, respectively, independent auditors, dated (i) the date on which the Registration Statement shall become effective and (ii) a date shortly prior to the Effective Date, and addressed to such other party, and such directors and officers, in form and substance customary for "comfort" letters delivered by independent accountants in accordance with Statement of Accounting Standards No. 72.

     6.16 Notification of Certain Matters. Each of the Company and the Acquiror shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

     6.17 Certain Policies of the Company. Upon the request of the Acquiror, the Company shall, consistent with generally accepted accounting principles and regulatory accounting principles, use its reasonable best efforts to record certain accounting adjustments intended to conform the loan, litigation and other accrual and reserve policies (including loan classifications and levels of reserves) of the Company and its Subsidiaries so as to reflect the policies of the Acquiror; provided, however, that the Company shall not be obligated to record any such accounting adjustments pursuant to this Section 6.17 (a) unless and until the Company shall be satisfied that the conditions to the obligation of the parties to consummate the Combination will be satisfied or waived on or before the Effective Time, and (b) in no event until the day prior to the Effective Date. The Company's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 6.17.

     6.18 Employee Benefits. The Company shall, with the prior approval of the Acquiror, take any necessary or appropriate action to effect a correction of any errors made in connection with contributions made to the Company's Savings Plan or Retirement Plan (including, to the extent appropriate, making any necessary corrective contributions in order to satisfy the nondiscrimination requirements under Sections 401(k)(3) and 401(m)(2) of the Code). With respect to any options granted under the Company's Incentive Stock Option Plan, the Company Board shall refrain from canceling any such options and causing cash to be paid in consideration therefor. The Company Board (or such members of the Company Board authorized to so act), in accordance with the Company's Incentive Stock Option Plan, shall take timely action to adopt a resolution providing and declaring that the consummation of the Combination, shareholder approval of the Combination, as well as all transactions or events contemplated thereby or related thereto, shall not constitute a "Change of Control" for purposes of such Incentive Stock Option Plan or, with the prior consent of the Acquiror, take such other action as shall prevent any holder of a Stock Option from having a right to receive, pursuant to Section 10 of such Plan, a cash payment as a result of this Agreement and the transactions contemplated hereby; provided that such other action be taken prior to the date on which a "Change of Control" would otherwise occur in the absence of the Company Board resolution to the contrary. The Company shall take such action as is reasonably necessary to provide that, after the date of this Agreement, no employee of the Company or any of its Subsidiaries who is otherwise eligible to participate in the Company's Senior Executive Severance Pay Plan shall be eligible to participate in, or receive a benefit under, the Company's Severance Pay Plan, so as to prevent any employee of the Company or any of its subsidiaries from receiving a severance benefit under both such plans. With respect to the Company Annual Executive Bonus Plan (the "AEBP"), the aggregate Target Pool (as such term is defined in the AEBP) for the 1997 calendar year Valuation Period shall not exceed $2,000,000. To the extent a change of control (as defined in the AEBP) occurs prior to the end of such Valuation Period, however, such Target Pool shall be pro-rated in the same ratio as the number of months in the Valuation Period completed as of the date of such change of control bears to 12 (provided, however, that such pro-rated amount shall be reduced by $273,750) and the Committee thereunder shall determine the amounts to be paid under the AEBP and the Company shall make such payments, if any, at the Effective Time. Notwithstanding the foregoing or any provision of this Agreement, the Company shall take such action as may be required for each Company Stock Option to fully vest and become immediately exercisable at the Effective Time and to remain exercisable for the remaining term of such Company Stock Option.

     6.19 Certain Payments at Effective Time. In lieu of and in satisfaction for the amount of any cash payment which might otherwise be paid or payable upon a termination of employment under any Termination Agreement previously entered into by the Company or any applicable severance plan, the Company shall pay to the individuals listed on Schedule 6.19 of the Company's Disclosure Schedule in a cash lump sum at the Effective Time the amounts set forth in such Schedule 6.19, less the amount of any applicable withholding. In addition, at the Effective Time payment shall also be made in respect of Previously Disclosed obligations in respect of stock options that were never granted to the individual included on Schedule 6.19 of the Company's Disclosure Schedule, less the amount of any applicable withholding.

     6.20 Certain Employee Agreements. The Company shall not terminate the employment of Messrs. Terrance G. Hodel, Harold B. Bonnikson, Gary F. Moore and Martin S. Hughes (each, an "Identified Employee") without the prior written consent of the Acquiror (such consent not to be unreasonably withheld) and, subject to the terms and conditions of this Agreement, shall use its reasonable best efforts (a) to maintain the continued employment of each Identified Employee with the Company until the Effective Date and (b) not in any way to encourage (or permit the encouragement of) any Identified Employee to breach or violate any employment agreement or other arrangement such Identified Employee may have with the Acquiror or any Subsidiary of it.

                                  ARTICLE VII

                 CONDITIONS TO CONSUMMATION OF THE COMBINATION

     7.01 Conditions to Each Party's Obligation to Effect the Combination. The respective obligation of each of the Acquiror and the Company to consummate the Combination is subject to the fulfillment or written waiver by the Acquiror and the Company prior to the Effective Time of each of the following conditions:

          (a) Stockholder Approval. This Agreement shall have been duly adopted by the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote thereon in accordance with Section 251 of the DGCL, other applicable law and the Company Certificate and the Company By-Laws.

          (b) Governmental and Regulatory Consents. All approvals and authorizations of, filings and registrations with, and notifications to, all Governmental Authorities (except to the extent that such Governmental Authorities are acting in the capacity of Insurer or Investor) required for the consummation of the Combination and for the prevention of any termination of any material right, privilege, license or agreement of either the Acquiror or the Company or their respective Subsidiaries shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired; provided, however, that none of the preceding shall be deemed obtained or made if it shall be subject to any condition or restriction the effect of which would have a Material Adverse Effect on the Acquiror (including the Company as a Subsidiary after the Merger), on the Company (if the Combination is not effected by way of the Merger) or on the Surviving Corporation (if the Combination is effected by way of the Merger).

          (c) Third Party Consents. All consents or approvals of all persons, other than Governmental Authorities (except to the extent that such Governmental Authorities are acting in the capacity of Insurer or Investor), required for or in connection with the execution, delivery and performance of this Agreement and the consummation of the Combination shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Surviving Corporation.

          (d) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

          (e) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (f) Blue Sky Approvals. All permits and other authorizations under the federal and state securities laws (other than that referred to in Section 7.01(e)) and other authorizations necessary to consummate the transactions contemplated hereby and to issue the shares of Acquiror Common Stock (and related Acquiror Rights) to be issued in the Merger shall have been received and be in full force and effect.

          (g) Listing. The shares of Acquiror Common Stock (and related Acquiror Rights) to be issued in the Combination shall have been approved for listing on the NYSE, subject to official notice of issuance.

     7.02 Conditions to Obligation of the Company. The obligation of the Company to consummate the Combination is also subject to the fulfillment or written waiver by the Company prior to the Effective Time of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Acquiror set forth in this Agreement shall be true and correct (after giving effect to the standard set forth in Section 5.02 of this Agreement) as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date), and the Company shall have received a certificate, dated the Effective Date, signed on behalf of the Acquiror by the Chief Executive Officer and the Treasurer of the Acquiror to such effect.

          (b) Performance of Obligations of the Acquiror. The Acquiror, the Bank and, if the Plan of Merger is entered into, Assigned Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate, dated the Effective Date, signed on behalf of the Acquiror by the Chief Executive Officer and the Treasurer of the Acquiror to such effect.

          (c) Opinion of Counsel. The Company shall have received an opinion, dated the Effective Date, of Sullivan & Cromwell, special counsel to the Acquiror, to the effect that the shares of Acquiror Common Stock to be issued as Consideration, when issued in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable.

          (d) Tax Opinion of Company's Counsel. The Company shall have received an opinion of Simpson Thacher & Bartlett, special counsel to the Company, to the effect that (i) the Combination constitutes a "reorganization" within the meaning of Section 368 of the Code and (ii) no gain or loss will be recognized by stockholders of the Company who receive shares of Acquiror Common Stock as Consideration in exchange for shares of Company Common Stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests.

          (e) Accountants' Letters. The Company shall have received the letters referred to in Section 6.15 from KPMG Peat Marwick LLP, the Acquiror's independent auditors.

     7.03 Conditions to Obligation of the Acquiror. The obligation of the Acquiror to consummate the Combination is also subject to the fulfillment or written waiver by the Acquiror prior to the Effective Time of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct (after giving effect to the standard set forth in Section

     5.02 of this Agreement) as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date) and the Acquiror shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer and the Treasurer of the Company to such effect.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Acquiror shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

          (c) Tax Opinion of Acquiror's Counsel. The Acquiror shall have received an opinion of Sullivan & Cromwell, special counsel to the Acquiror, dated the Effective Date, to the effect that the Combination constitutes a "reorganization" within the meaning of Section 368 of the Code.

          (d) Accountants' Letters. The Acquiror and its directors and officers who sign the Registration Statement shall have received the letters referred to in Section 6.15 from Ernst & Young LLP, the Company's independent auditors.

                                  ARTICLE VIII

                                  TERMINATION

     8.01 Termination. This Agreement may be terminated, and the Combination may be abandoned:

          (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of the Acquiror and the Company, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

          (b) Breach. At any time prior to the Effective Time, by the Acquiror or the Company, in each case if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach and which breach would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the breaching party.

          (c) Delay. At any time prior to the Effective Time, by the Acquiror or the Company, in each case if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Combination is not consummated by December 31, 1997, except to the extent that the failure of the Combination then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(c).

          (d) No Approval. By the Company or the Acquiror, in each case if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority required for consummation of the Combination and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or (ii) any stockholder approval required by Section 6.02 herein is not obtained at the Company Meeting.

          (e) Failure to Recommend, Etc. By the Acquiror, if (i) at any time prior to the Company Meeting the Company Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse to the interests of the Acquiror (whether in accordance with Section 6.02 or otherwise) or (ii) the

     Company Board participates in (or authorizes participation in) negotiations regarding the substantive terms of a bona fide formal Acquisition Proposal).

          (f) Acceptance of an Acquisition Proposal. By the Company, if, without breaching Section 6.06, the Company shall contemporaneously enter into a definitive agreement with a third party providing for an Acquisition Transaction on terms determined in good faith by the Company Board, after consulting with and considering the written advice of the Company's outside counsel and financial advisors, to be more favorable to the stockholders of the Company than the Combination; provided, that the right to terminate this Agreement under this Section 8.01(f) shall not be available to the Company unless it delivers to the Acquiror simultaneously with such termination the fee referred to in Section 8.03.

          (g) Possible Adjustment. By the Company, if the Company Board so determines by a vote of a majority of the members of the entire Company Board, at any time during the five-day period commencing with the Determination Date, if both of the following conditions are satisfied:

             (i) The Average Closing Price on the Determination Date of shares of Acquiror Common Stock shall be less than the product of 0.80 and the Starting Price; and

             (ii) (A) The number obtained by dividing the Average Closing Price on the Determination Date by the Starting Price (such number, the "Acquiror Ratio") shall be less than (B) the number obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.20 from the quotient in this Section 8(g)(ii)(B) (such number, the "Index Ratio");

     subject, however, to the following four sentences. If the Company elects to exercise its termination right pursuant to this Section 8.01(g), it shall give prompt written notice to the Acquiror; provided that such notice of election may be withdrawn at any time within the aforementioned five-day period. During the five-day period commencing with its receipt of such notice, the Acquiror shall have the option of adjusting the Exchange Ratio to the lesser of (i) a number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the product of 0.80, the Starting Price and the Exchange Ratio (as then in effect) and the denominator of which is the Average Closing Price, and (ii) a number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the Index Ratio multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the Acquiror Ratio. If the Acquiror determines so to increase the Exchange Ratio within such five-day period, it shall give prompt written notice to the Company of its determination and the revised Exchange Ratio, whereupon no termination shall occur pursuant to this Section 8.01(g) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement (including the Plan of Merger) to the "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 8.01(g). If the Acquiror or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of the Acquiror or such company shall be appropriately adjusted for the purposes of applying this
     Section 8.01(g).

     8.02 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Combination pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (a) as set forth in Sections 8.03 and 9.01 and (b) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination.

     8.03 Termination Fee. (a) The Company hereby agrees to pay to the Acquiror, and the Acquiror shall be entitled to payment of, a cash fee (the "Fee") of $15,000,000 following the occurrence of a Fee Trigger

Event; provided, that the Acquiror's right to receive the Fee shall be discontinued if any of the following (each, a "Fee Termination Event") occurs prior to a Fee Trigger Event:

          (i) The Effective Time;

          (ii) Termination of this Agreement in accordance with the provisions hereof, if such termination occurs prior to the occurrence of a Preliminary Fee Trigger Event, other than a Listed Termination; or

          (iii) Fifteen months after termination of this Agreement, if such termination (A) follows, or occurs at the same time as, a Preliminary Fee Trigger Event (other than, termination by the Company pursuant to (x)
     Section 8.01(b) because of a knowing, intentional or grossly negligent breach by the Acquiror or (y) Section 8.01(g), in which case the right to receive the Fee shall terminate at termination of this Agreement) or (B) is a Listed Termination.

     (b) The term "Preliminary Fee Trigger Event" shall mean any of the following events or transactions occurring on or after the date hereof:

          (i) The Company or any subsidiary of the Company, without having received the Acquiror's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction with any person (the term "person" for purposes of this Section 8.03 having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) other than the Acquiror or any of its Subsidiaries (each an "Acquiror Person") or the Company Board shall have recommended that the stockholders of the Company approve or accept any Acquisition Transaction other than the Combination.

          (ii) Any person, other than an Acquiror Person, shall have acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding shares of Company Common Stock (the term "beneficial ownership" for purposes of this Section 8.03 having the meaning assigned thereto in Section 13(d) of the Exchange Act);

          (iii) The stockholders of the Company shall have voted and failed to adopt this Agreement and the Combination at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of this Agreement or shall have been canceled prior to termination of this Agreement, in each case, if, prior to such meeting (or if such meeting shall not have been held or shall have been canceled, prior to such termination), it shall have been publicly announced that any person (other than an Acquiror Person) shall have made, or disclosed an intention to make, a bona fide proposal to engage in an Acquisition Transaction;

          (iv) The Company Board shall have withdrawn or modified (or disclosed its intention to withdraw or modify) in a manner adverse in any respect to the Acquiror its recommendation referred to in Section 6.02, or the Company or any Subsidiary of it shall have authorized, recommended, proposed (or publicly announced its intention to authorize, recommend or propose) an agreement to engage in an Acquisition Transaction with any person other than an Acquiror Person;

          (v) Any person, other than an Acquiror Person, shall have made a bona fide proposal to the Company or its stockholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction;

          (vi) Any person, other than an Acquiror Person, shall have filed with the SEC a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the SEC with respect to a potential vote by its stockholders to approve the issuance of shares to be offered in such an exchange offer); or

          (vii) The Company shall have willfully breached any covenant or obligation contained in this Agreement in anticipation of engaging in an Acquisition Transaction, and following such breach the Acquiror would be entitled to terminate this Agreement (whether immediately or after the giving of notice or passage of time or both).

     (c) The term "Fee Trigger Event" shall mean any of the following events or transactions occurring after the date hereof:

          (i) The acquisition by any person (other than an Acquiror Person) of beneficial ownership of 25% or more of the then outstanding Company Common Stock; or

          (ii) The occurrence of the Preliminary Fee Trigger Event described in
     Section 8.03(b)(i), except that the percentage referred to in clause (iii) of the definition of "Acquisition Transaction" shall be deemed 25%.

     (d) The Company shall notify the Acquiror promptly in writing of its knowledge of the occurrence of a Preliminary Fee Trigger Event or Fee Trigger Event; provided, however, that the giving of such notice shall not be a condition to the right of the Acquiror to the Fee.

     (e) The Fee shall be payable, without setoff, by wire transfer in immediately available funds, to an account specified by the Acquiror, not later than three New York City business days following the first occurrence of a Fee Trigger Event.

                                   ARTICLE IX

                                 MISCELLANEOUS

     9.01 Survival. No representations, warranties, agreements and covenants contained in this Agreement (other than in this Article IX) shall survive the Effective Time or termination of this Agreement if this Agreement is terminated prior to the Effective Time; provided, however, that if this Agreement is terminated prior to the Effective Time, the agreements of the parties contained in Sections 6.05(b), 8.02, 8.03 and Article IX shall survive such termination.

     9.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (a) waived by the party benefitted by the provision, or
(b) amended or modified at any time, by an agreement in writing between the parties hereto approved by their respective Boards of Directors and executed in the same manner as this Agreement, except that, after approval of the Combination by the stockholders of the Company, no amendment may be made which under applicable law requires further approval of such stockholders without obtaining such required further approval.

     9.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

     9.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

     9.05 Expenses. Subject to Section 8.03, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing expenses and SEC registration fees shall be shared equally between the Company and the Acquiror.

     9.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given (a) on the date of delivery, if personally delivered or telecopied (with confirmation), (b) on the first business day following the date of dispatch, if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing, if mailed by registered or certified mail (return receipt requested), in each case to such party at its address or telecopy number set forth below or such other address or numbers as such party may specify by notice to the parties hereto.

     If to the Company, to:

          President
          North American Mortgage Company
          3883 Airway Drive
          Santa Rose, California 95403
          Facsimile: (704) 542-6721

     With a copy to:

          James M. Cotter, Esq.
          Simpson Thacher & Bartlett
          425 Lexington Avenue
          New York, New York 10017
          Facsimile: (212) 455-2502.

     If to the Acquiror, to:

          Gene C. Brooks, Esq.
          Dime Bancorp, Inc.
          509 Fifth Avenue
          New York, New York 10017
          Facsimile: (212) 386-6110

     With a copy to:

          Mitchell S. Eitel, Esq.
          Sullivan & Cromwell
          125 Broad Street
          New York, New York 10004
          Facsimile: (212) 558-3588.

     9.07 Entire Understanding; No Third Party Beneficiaries. This Agreement (together with the Disclosure Schedules) represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and this Agreement supersedes any and all other oral or written agreements heretofore made. Except for Section 6.13, insofar as such Section expressly provides certain rights to the Indemnified Parties named therein, nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                                     * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                          NORTH AMERICAN MORTGAGE
                                          COMPANY

                                          By: /s/ JOHN F. FARRELL, JR.
                                          --------------------------------------
                                          Name: John F. Farrell, Jr.
                                          Title:  Chairman and Chief Executive
                                                  Officer

                                          DIME BANCORP, INC.

                                          By: /s/ LAWRENCE J. TOAL
                                          --------------------------------------
                                          Name: Lawrence J. Toal
                                          Title:  Chief Executive Officer,
                                                  President and Chief Operating
                                                  Officer

                                          THE DIME SAVINGS BANK OF
                                          NEW YORK, FSB

                                          By: /s/ LAWRENCE J. TOAL
                                          --------------------------------------
                                          Name: Lawrence J. Toal
                                          Title:  Chief Executive Officer,
                                                  President and Chief Operating
                                                  Officer

                                                                       EXHIBIT A

     PLAN OF MERGER, dated as of June 22, 1997 (this "Plan"), by and among North American Mortgage Company, a Delaware corporation (the "Company"), Dime Bancorp, Inc., a Delaware corporation (the "Acquiror"), The Dime Savings Bank New York, FSB, a federal savings bank (the "Bank"), and 47th St. Property Corporation, a Delaware corporation ("Merger Sub").

                                    RECITALS

     A. Agreement and Plan of Combination. The Company, the Acquiror and the Bank have entered into an Agreement and Plan of Combination, dated as of the date hereof (the "Combination Agreement"), providing for (i) the acquisition by the Bank of the assets, and the assumption by the Bank of the liabilities, of the Company and (ii) the ability of the Bank to assign the right to acquire such assets and assume such liabilities to a corporation wholly owned and controlled by the Bank (the "Combination").

     B. Merger Sub. Merger Sub is a wholly owned subsidiary of the Bank. Merger Sub has engaged in no business other than as an incident to the transaction contemplated by this Plan.

     C. Direction. The Bank has directed that the Combination be accomplished, in part, by way of the merger of the Company with and into Merger Sub (the "Merger") pursuant to the terms and conditions of this Plan.

     D. Defined Terms. Capitalized terms used without definition in this Plan have been defined in the Combination Agreement.

     NOW, THEREFORE, in consideration of the premises, and of the mutual covenants, representations, warranties and agreements contained in this Plan and in the Combination Agreement, the parties hereto adopt and make this Plan and prescribe the terms and conditions thereof and the manner and basis of carrying it into effect, which shall be as follows:

                                   ARTICLE I

                                   THE MERGER

     1.01 The Merger. (a) The Surviving Corporation. At the direction of the Bank, at the Effective Time (as defined in Section 1.02) the Company shall merge with and into Merger Sub (the "Merger"), the separate corporate existence of the Company shall cease and Merger Sub shall survive and continue to exist as a Delaware corporation (Merger Sub, as the surviving corporation in the Merger, sometimes being referred to herein as the "Surviving Corporation"). At the Bank's election, the Merger may alternatively be structured so that (i) the Company is merged with and into Acquiror, the Bank, Merger Sub or any other direct or indirect wholly owned subsidiary of Acquiror (provided, that in such event the Company makes no representation as to whether any consents are required, or any agreements are adversely affected, thereby) or (ii) any direct or indirect wholly owned subsidiary of Acquiror is merged with and into the Company; provided, however, that no such change shall (i) alter or change the amount or kind of the consideration to be issued to holders of Company Stock as provided for in Article II of this Plan (the "Merger Consideration"), (ii) adversely affect the tax treatment of the Company's stockholders as a result of receiving the Merger Consideration or prevent the parties from obtaining the opinions of Simpson Thacher & Bartlett or Sullivan & Cromwell referred to in
Section 7.02(d) and Section 7.03(c), respectively, of the Combination Agreement or (iii) materially impede or delay consummation of the transactions contemplated by the Combination Agreement. In the event of such an election, the parties agree to execute an appropriate amendment to this Plan (including to this Article I) in order to reflect such election.

     (b) Effectiveness and Effects of the Merger. Subject to the satisfaction or waiver of the conditions set forth in Article VII of the Combination Agreement and in Article III hereof, the Merger shall become effective upon the filing in the office of the Secretary of State of the State of Delaware of a certificate of merger in accordance with Section 251 of the Delaware General Corporation Law (the "DGCL"), or at such later date and time as may be set forth in such articles and certificate. The Merger shall have the effects prescribed in the DGCL.

     (c) Certificate of Incorporation and By-Laws. Subject to Section 1.03, the certificate of incorporation and by-laws of the Surviving Corporation shall be, respectively, the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, and the by-laws of Merger Sub, as in effect immediately prior to the Effective Time.

     (d) Directors. At the Effective Time, the directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, and such directors, together with any additional directors as may thereafter be elected, shall hold such office until such time as their successors shall be duly elected and qualified.

     (e) Officers. At the Effective Time, the officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, together with any additional officers as may be agreed upon prior thereto by the Acquiror and the Company or as may be appointed thereafter.

     1.02 Effective Date and Effective Time. Subject to the satisfaction or waiver of the conditions set forth in Article VII of the Combination Agreement, the parties shall cause the Merger to become effective in accordance with
Section 2.04 of the Combination Agreement. The time and date when the Merger shall become effective is referred to as the "Effective Time."

     1.03 Amendment of the Merger Sub Certificate. At the Effective Time, Article First of the certificate of incorporation of Merger Sub shall be amended to read in its entirety as follows: "The name of the corporation is North American Mortgage Company."

                                   ARTICLE II

                       CONSIDERATION; EXCHANGE PROCEDURES

     2.01 Merger Consideration. Subject to the provisions of this Plan, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any stockholder:

          (a) Outstanding Company Common Stock. Each share, excluding Treasury Stock, of Company Common Stock, issued and outstanding immediately prior to the Effective Time, together with the related Company Rights, shall become and be converted into the number of shares of the Acquiror Common Stock, (together with the related Acquiror Rights) equal to the Exchange Ratio (as adjusted as set forth in the Combination Agreement).

          (b) Outstanding Merger Sub Common Stock. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding as one share of common stock of the Surviving Corporation.

          (c) Treasury Shares. Each share of Company Stock held as Treasury Stock (which includes all shares of Company Convertible Preferred Stock) immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     2.02 Rights as Stockholders; Stock Transfers. At the Effective Time, holders of Company Stock shall cease to be, and shall have no rights as, stockholders of the Company, other than to receive (a) any dividend or other distribution with respect to such Company Stock with a record date occurring prior to the Effective Time and (b) the consideration provided under this
Article II. After the Effective Time, there shall be no transfers on the stock transfer books of the Company or the Surviving Corporation of shares of Company Stock.

     2.03 Fractional Shares. Notwithstanding any other provision in this Plan or the Combination Agreement, no fractional shares of Acquiror Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, the Acquiror shall pay to each holder of Company Common Stock who otherwise would be entitled to a fractional share of Acquiror Common Stock

(after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction by the average of the last sale prices of Acquiror Common Stock, as reported by the NYSE Composite Transactions Reporting System (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source), for the five consecutive NYSE full trading days immediately preceding the Effective Date.

     2.04 Exchange Procedures. (a) At or prior to the Effective Time, the Acquiror shall deposit, or shall cause to be deposited, with the Bank (in such capacity, the "Exchange Agent"), as agent for the benefit of the holders of certificates formerly representing shares of Company Common Stock ("Old Certificates"), for exchange in accordance with this Article II, certificates representing the shares of Acquiror Common Stock ("New Certificates") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with a record date occurring after the Effective Date with respect thereto (without any interest on any such cash, dividends or distributions), being hereinafter referred to as the "Exchange Fund") to be issued as Merger Consideration.

     (b) As promptly as practicable after the Effective Date, the Surviving Corporation shall send or cause to be sent to each former holder of record of shares (other than Treasury Stock) of Company Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's Old Certificates for Merger Consideration. The Surviving Corporation shall cause the New Certificates into which shares of a stockholder's Company Common Stock are converted on the Effective Date and/or any check in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates representing such shares of Company Common Stock (or indemnity satisfactory to the Surviving Corporation and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder; provided that New Certificates and/or any such check shall not be issued to any Company Affiliate unless and until such Company Affiliate has delivered an agreement pursuant to
Section 6.07 of the Combination Agreement. No interest will be paid on any Merger Consideration, including cash to be paid in lieu of fractional share interests, or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article II upon such delivery.

     (c) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Company Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (d) No dividends or other distributions on Acquiror Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of Company Common Stock converted in the Merger into the right to receive shares of such Acquiror Common Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with this Article III, and no such shares of Company Common Stock shall be eligible to vote until the holder of Old Certificates is entitled to receive New Certificates in accordance with this
Article II. After becoming so entitled in accordance with this Article II, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Acquiror Common Stock such holder had the right to receive upon surrender of the Old Certificate.

     (e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of the Company for six months after the Effective Time shall be returned to the Acquiror. Any stockholders of the Company who have not theretofore complied with this Article III shall thereafter look only to the Acquiror for payment of the shares of Acquiror Common Stock, cash in lieu of any fractional shares and unpaid dividends and distributions on the Acquiror Common Stock deliverable in respect of each share of Company Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

                                  ARTICLE III

                            CONDITIONS; TERMINATION

     3.01 Conditions. The obligations of each party hereto to effect the Merger are conditioned upon occurrence of the Effective Time in accordance with the Combination Agreement and are subject to the conditions set forth in Article VII thereof.

     3.02 Termination. (a) This Plan shall terminate upon, and be of no further force or effect following, any termination of the Combination Agreement in accordance with its terms.

     (b) This Plan may be terminated by an agreement in writing executed by all parties hereto.

                                   ARTICLE IV

                                 MISCELLANEOUS

     4.01 Survival. No representations, warranties, agreements and covenants contained in this Plan (other than in this Article IV) shall survive the Effective Time or termination of this Plan if this Plan is terminated prior to the Effective Time; provided, however, that if this Agreement is terminated prior to the Effective Time, the agreements of the parties contained in this
Article IV shall survive such termination.

     4.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Plan may be (a) waived by the party benefitted by the provision, or (b) amended or modified at any time, by an agreement in writing between the parties hereto approved by their respective Boards of Directors and executed in the same manner as this Plan, except that, after approval of the Combination by the stockholders of the Company, no amendment may be made which under applicable law requires further approval of such stockholders without obtaining such required further approval.

     4.03 Counterparts. This Plan may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

     4.04 Governing Law. This Plan shall be governed by, and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

     4.05 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given, (a) on the date delivered, if personally delivered or telecopied (with confirmation), (b) on the first business day following the date of dispatch, if delivered by a recognized next-day courier services, or (c) on the third business day following the date of mailing, if mailed by registered or certified mail (return receipt requested), in each case to such party at its address or telecopy number set forth below or such other address or number as such party may specify by notice to the parties hereto.

     If to the Company, to:

         President
         North American Mortgage Company
         3883 Airway Drive
         Santa Rosa, California 95403
         Facsimile: (704) 542-6721

     With a copy to:

         James M. Cotter, Esq.
         Simpson Thacher & Bartlett
         425 Lexington Avenue
         New York, New York 10017
         Facsimile: (212) 455-2502

     If to the Acquiror, to:

         Gene C. Brooks, Esq.
         Dime Bancorp, Inc.
         589 Fifth Avenue
         New York, New York 10017
         Facsimile: (212) 326-6110

     With a copy to:

         Mitchell S. Eitel, Esq.
         Sullivan & Cromwell
         125 Broad Street
         New York, New York 10004
         Facsimile: (212) 558-3588.

     4.06 Entire Understanding; No Third Party Beneficiaries. This Plan and the Combination Agreement (together with Disclosure Schedules) represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made. Nothing in this Plan, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Plan.

     4.07 Interpretation. When a reference is made in this Plan to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Plan unless otherwise indicated. The headings contained in this Plan are for reference purposes only and are not part of this Plan. Whenever the words "include," "includes" or "including" are used in this Plan, they shall be deemed to be followed by the words "without limitation." No provision of this Plan shall be construed to require the Company, the Acquiror or any of their respective Subsidiaries or affiliates to take any action which would violate applicable law (whether statutory or common law), rule or regulation.

                                     * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Plan to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                          NORTH AMERICAN MORTGAGE COMPANY

                                          By: /s/ JOHN F. FARRELL, JR.

                                            ------------------------------------
                                            Name: John F. Farrell, Jr.
                                            Title: Chairman and Chief Executive
                                              Officer

                                          DIME BANCORP. INC.

                                          By: /s/ LAWRENCE J. TOAL

                                            ------------------------------------
                                            Name: Lawrence J. Toal
                                            Title: Chief Executive Officer,
                                              President and
                                            Chief Operating Officer

                                          THE DIME SAVINGS BANK OF NEW YORK, FSB

                                          By: /s/ LAWRENCE J. TOAL

                                            ------------------------------------
                                            Name: Lawrence J. Toal
                                            Title: Chief Executive Officer,
                                              President and
                                            Chief Operating Officer

                                          47TH ST. PROPERTY CORPORATION

                                          By: /s/ D. JAMES DARAS

                                            ------------------------------------
                                            Name: D. James Daras
                                            Title: Senior Vice President

                                                                       EXHIBIT B

                 FORM OF AMENDMENT TO COMPANY RIGHTS AGREEMENT

     AMENDMENT, dated as of June 22, 1997 (the "Amendment"), to the Stockholder Rights Agreement, dated as of October 19, 1992 (as amended, the "Rights Agreement"), between North American Mortgage Company, a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation, as Rights Agent (the "Rights Agent").

                                   WITNESSETH

     WHEREAS, on October 19, 1992, the Board of Directors of the Company authorized and declared a dividend distribution of one Right for each share of Common Stock outstanding at the close of business on the Record Date, each Right representing the right to purchase one one-hundredth of a share of Preferred Stock upon the terms and conditions set forth in the Rights Agreement;

     WHEREAS, the Rights remain issued and outstanding and the Rights Agreement remains in effect with respect thereto;

     WHEREAS, no Distribution Date has occurred;

     WHEREAS, the Company, Dime Bancorp, Inc., a Delaware corporation ("Dime"), and The Dime Savings Bank of New York, FSB, a federal savings bank (the "Bank"), have entered into an Agreement and Plan of Combination (the "Combination Agreement"), pursuant to which the Bank would acquire the assets and assume the liabilities of the Company (or assign the right to acquire such assets and assume such liabilities to a corporation wholly owned and controlled by the
Bank); and

     WHEREAS, in connection with the approval, execution, and delivery of the Combination Agreement, the Board of Directors of the Company has approved, in accordance with Section 27 of the Rights Agreement, this Amendment and has directed the appropriate officers of the Company to take all appropriate steps to execute and deliver this Amendment.

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereby agree as follows:

     (1)  Amendment to Section 1(a)

     The first paragraph of Section 1(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

          "(a) 'Acquiring Person' shall mean any Person who or which, together with all Affiliates (as hereinafter defined) and Associates (as hereinafter defined) of such Person, shall be the Beneficial Owner (as hereinafter defined) of 15% or more of the shares of Common Stock, but shall not include (i) the Company, (ii) any Subsidiary (as such term is hereinafter defined) of the Company, (iii) any employee benefit plan or compensation arrangement of the Company or any Subsidiary of the Company, (iv) any Person holding shares of Common Stock organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such employee benefit plan or compensation arrangement, or (v) until the termination of the Combination Agreement in accordance with its terms, Dime or any Affiliate or Associate of Dime, as a result of their acquisition of Beneficial Ownership of shares of Common Stock by reason of the approval, execution, or delivery of the Combination Agreement, or by reason of the consummation of any transaction contemplated by the Combination Agreement, so long as Dime and any Affiliate or Associate of Dime is not the Beneficial Owner of any shares of Common Stock other than
     (w) shares of Common Stock of which Dime or any Affiliate or Associate of Dime is or becomes the Beneficial Owner by reason of the approval, execution, or delivery of the Combination Agreement, or by reason of the consummation of any transaction contemplated by the Combination Agreement,
     (x) shares of Common Stock Beneficially Owned by Dime or any Affiliate or Associate of Dime on the date hereof, (y) shares of Common Stock of which

     Dime or any Affiliate or Associate of Dime inadvertently becomes the Beneficial Owner after the date hereof, provided that the number of such shares of Common Stock does not exceed 1/2 of 1% of the shares of Common Stock outstanding on the date hereof and that Dime or any such Affiliate or Associate, as the case may be, divests such shares of Common Stock as soon as practicable after it becomes aware of such acquisition of Beneficial Ownership, and (z) shares of Common Stock Beneficially Owned or otherwise held by Dime or any Affiliate or Associate of Dime in fiduciary capacity or in satisfaction of debts previously contracted in good faith (the Persons described in clauses (i) through (v) above are referred to herein as 'Exempt Persons')."

     (2)  Amendment to Section 1(b)

     Section 1(b) of the Rights Agreement is hereby amended to read in its entirety as follows:

          "(b) 'Adverse Person' shall mean any Person declared to be an Adverse Person by the Board of Directors upon a determination of the Board of Directors that the criteria set forth in Section 11(a)(ii)(B) apply to such Person, provided, however, that the Board of Directors shall not declare Dime or any Affiliate or Associate of Dime to be an Adverse Person (i) as a result of the Combination Agreement, their acquisition of Beneficial Ownership of shares of Common Stock by reason of the Combination Agreement, or by reason of the consummation of any transaction contemplated by the Combination Agreement or (ii) unless the Combination Agreement has been terminated in accordance with its terms."

     (3)  Addition of Section 1(z).

     A new Section 1(z) of the Rights Agreement is inserted, to read in its entirety as follows:

          "(z) 'Dime' shall mean Dime Bancorp, Inc., a Delaware corporation, and its successors."

     (4)  Addition of Section 1(aa).

     A new Section 1(aa) of the Rights Agreement is inserted, to read in its entirety as follows:

          "(aa) 'Combination Agreement' shall mean the Agreement and Plan of Combination, dated as of June 22, 1997, by and among the Company, Dime, and The Dime Savings Bank of New York, FSB, a federal savings bank, as the same may be amended from time to time."

     (5) Amendment of Section 7(a). The first sentence of Section 7(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

          "(a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Exercise Price of the total number of one one-hundredth of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercised, at or prior to the earlier of (i) the close of business on December 31, 2002 (the 'Final Expiration date'),
     (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, (iii) the time at which such Rights are exchanged as provided in
     Section 24 hereof or (iv) the effective time of the business combination provided for in the Combination Agreement (the earlier if (i), (ii), (iii) or (iv) being herein referred to as the 'Expiration Date')."

     (6) Effectiveness. This Amendment shall be deemed to be in force and effective immediately prior to the execution and delivery of the Combination Agreement. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

     (7) Defined Terms. Unless otherwise defined herein, all capitalized terms used but not otherwise defined herein shall have the meanings assigned them in the Rights Agreement.

     (8) Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within New York.

     (9) Counterparts. This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original and all of which shall together constitute but one and the same instrument.

                                     * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                          NORTH AMERICAN MORTGAGE COMPANY

                                          By:
                                          --------------------------------------
                                              Name:
                                              Title:

                                          THE BANK OF NEW YORK, as Rights Agent

                                          By:
                                          --------------------------------------
                                              Name:
                                              Title:

                                                                       EXHIBIT C

                        FORM OF COMPANY AFFILIATE LETTER

                                                                          , 1997

North American Mortgage Company
3833 Airway Drive
Santa Rose, California 95403

Dime Bancorp, Inc.
589 Fifth Avenue
New York, New York 10017

Ladies and Gentlemen:

     I have been advised that I may be deemed to be an "affiliate" of North American Mortgage Company, a Delaware corporation (the "Company"), as that term is defined in Rule 145 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). I understand that pursuant to the terms of the Agreement and Plan of Combination, dated as of June 22, 1997 (as amended from time to time and including the exhibits thereto, the "Agreement"), by and among the Company, Dime Bancorp, Inc., a Delaware corporation (the "Acquiror"), and The Dime Savings Bank of New York, FSB, a federal savings bank (the "Bank"), the Bank plans to acquire the assets and assume the liabilities of the Company or assign the right to acquire such assets and assume such liabilities to a corporation controlled by the Bank (the "Combination").

     I further understand that as a result of the Combination, I may receive shares of common stock, par value $0.01 per share, of the Acquiror ("Acquiror Common Stock") (i) in exchange for shares of common stock, par value $0.01 per share, of the Company ("Company Common Stock") or (ii) as a result of the exercise of Rights (as defined in the Agreement).

     I have carefully read this letter and reviewed the Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of Acquiror Common Stock and Company Common Stock, to the extent I felt necessary, with my counsel or counsel for the Company.

     I represent, warrant and covenant with and to the Acquiror that in the event I receive any Acquiror Common Stock as a result of the Combination.

          1. I shall not make any sale, transfer, or other disposition of such Acquiror Stock unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Securities Act (as such rule may be amended from time to time), or (iii) in the opinion of counsel in form and substance reasonably satisfactory to the Acquiror, or under a "no-action" letter obtained by me from the staff of the SEC, such sale, transfer or other disposition will not violate or is otherwise exempt from registration under the Securities Act.

          2. I understand that the Acquiror is under no obligation to register the sale, transfer or other disposition of shares of Acquiror Common Stock by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

          3. I understand that stop transfer instructions will be given to the Acquiror's transfer agent with respect to the shares of Acquiror Common Stock issued to me as a result of the Combination and that there will be placed on the certificates for such shares, or any substitutions therefor, a legend stating in substance:

        "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement between the registered holder hereof and Dime Bancorp, Inc., a copy of which agreement is on file at the principal offices of Dime Bancorp, Inc."

          4. I understand that, unless transfer by me of the Acquiror Common Stock issued to me as a result of the Combination has been registered under the Securities Act or such transfer is made in conformity with the provisions of Rule 145(d) under the Securities Act, the Acquiror reserves the right, in its sole discretion, to place the following legend on the certificates issued to my transferee:

        "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

     It is understood and agreed that the legends set forth in paragraphs (3) and (4) above shall be removed by delivery of substitute certificates without such legend if I shall have delivered to the Acquiror (i) a copy of a "no action" letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to the Acquiror, to the effect that such legend is not required for purposes of the Securities Act, or (ii) evidence or representations satisfactory to the Acquiror that the Acquiror Common Stock represented by such certificates is being or has been sold in conformity with the provisions of Rule 145(d).

     I further understand and agree that this letter agreement shall apply to all shares of Company Common Stock and Acquiror Common Stock that I am deemed to beneficially own pursuant to applicable federal securities laws and I further represent, warrant and covenant with and to the Acquiror that I will have, and will cause each of the other parties whose shares are deemed to be beneficially owned by me to have, all shares of Company Common Stock or Acquiror Common Stock owned by me or such parties registered in my name or the name of such parties, as applicable, prior to the effective date of the Combination and not in the name of any bank, broker or dealer, nominee or clearing house.

                                          Very truly yours,

                                          --------------------------------------
                                          Name:

Accepted this      day of
          , 1997.

NORTH AMERICAN MORTGAGE COMPANY

By
------------------------------------------------------
   Name:
   Title:

DIME BANCORP, INC.

By
------------------------------------------------------
   Name:
   Title:

                                       C-2